UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Gastar Exploration Ltd.

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Gastar Exploration Ltd.
1331 Lamar Street, Suite 650
Houston, Texas 77010
NOTICE OF THE 2012 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
Thursday, June 7, 2012
To our Shareholders:
The 2012 Annual General and Special Meeting of Shareholders (the “Annual Meeting”) of Gastar Exploration Ltd., an Alberta, Canada corporation (the “Company”), will be held on Thursday, June 7, 2012, 10:00 a.m., central time, at the Hilton Americas-Houston Hotel, 1600 Lamar Street, Houston, Texas 77010. At the Annual Meeting, shareholders will consider and vote on the following proposals:

1.	To fix the Board of Directors at six (6) members;

2.	To elect six (6) members to the Board of Directors to serve until our 2013 annual meeting of shareholders and their successors are elected and qualified;

3.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012;

4.	To approve the Second Amendment to the 2006 Long-Term Stock Incentive Plan;

5.	To approve on a non-binding advisory basis the compensation of our named executive officers; and

6.	To transact any such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
Only holders of record of our common shares at the close of business on April 20, 2012, which is the Record Date, are entitled to notice of and to attend the Annual Meeting or any adjournment or postponement thereof and to vote on the above listed matters at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection starting on May 21, 2012 through June 6, 2012 during usual business hours at our offices at 1331 Lamar Street, Suite 650, Houston, Texas 77010, and will also be available for inspection at the Annual Meeting.
It is important that your common shares are represented at the Annual Meeting, whether or not you plan to attend in person and regardless of the number of common shares you own. If you are a shareholder whose common shares are registered in your name, to ensure your common shares are represented, we urge you to submit a proxy containing your voting instructions as soon as possible by signing and dating the enclosed proxy card and returning it in the envelope provided for that purpose, in the manner described in the Proxy Statement accompanying this notice (the “Proxy Statement”). Even if you submit your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.
The specific details of the matters proposed to be dealt with at the Annual Meeting are set forth in the accompanying Proxy Statement. Additionally, we will report on our business and financial performance for the year ended December 31, 2011, including our audited consolidated financial statements and the auditor’s report for the year ended December 31, 2011, and other information concerning us that can be found in our Annual Report on Form 10-K for the year ended December 31, 2011, a copy of which is included in our 2011 Annual Report to Shareholders (the “2011 Annual Report”) that accompanies this Notice. Our 2011 Annual Report is being mailed to registered shareholders with this Notice and the accompanying Proxy Statement on or about May 3, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 7, 2012.
The Notice of Annual General and Special Meeting of the Shareholders, the Proxy Statement and the 2011
Annual Report are available at www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26191.

DATED this 16th day of April 2012.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. RUSSELL PORTER
J. Russell Porter President and Chief Executive Officer

Gastar Exploration Ltd.
1331 Lamar Street, Suite 650
Houston, Texas 77010
PROXY STATEMENT FOR THE
2012 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
Thursday, June 7, 2012
This Proxy Statement (the “Proxy Statement”) contains information about the 2012 Annual General and Special Meeting of Shareholders (the “Annual Meeting”) of Gastar Exploration Ltd. (“Gastar,” the “Company,” “we,” “us” or “our”). The Annual Meeting will be held on Thursday, June 7, 2012, 10:00 a.m., central time, at the Hilton Americas-Houston Hotel, 1600 Lamar Street, Houston, Texas 77010.
This Proxy Statement is being furnished to you in connection with the solicitation by our board of directors (the “Board”) of proxies to be voted on at the Annual Meeting. As a shareholder, your vote is very important, and the Board strongly encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting in person. Shares cannot be voted at the Annual Meeting unless the owner is present to vote or is represented by proxy. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of the matters set forth below, which are explained in more detail elsewhere in this Proxy Statement and in the discretion of the proxy holder with respect to any other matters properly brought before the Annual Meeting. A shareholder may revoke his or her proxy at any time before it is exercised by (i) submitting written notice to that effect or a new proxy to our Secretary at the registered office of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, (ii) submitting written notice to that effect or a new proxy to the chairperson of the Annual Meeting on the day of the Annual Meeting at any time before the polls close at the Annual Meeting, (iii) voting in person at the Annual Meeting or (iv) in any other manner permitted by law. Attendance at the Annual Meeting will not, by itself, revoke your proxy.
The matters to be acted on at the Annual Meeting are set forth below and in the accompanying Notice and are explained in more detail elsewhere in this Proxy Statement. Additionally, we will report on our business and financial performance for the year ended December 31, 2011, including our audited consolidated financial statements and the auditor’s report for the year ended December 31, 2011, and other information concerning us that can be found in our Annual Report on Form 10-K for the year ended December 31, 2011, a copy of which is included in our 2011 Annual Report to Shareholders (the “2011 Annual Report”) included in these proxy materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 7, 2012.
In accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”) and in connection with the solicitation of proxies by the Board for the Annual Meeting, we have made our proxy materials available to you free of charge on the Internet in addition to delivering paper versions of these materials to you by mail (including the Notice, this Proxy Statement, the 2011 Annual Report and a form of proxy). Beginning on or about May 3, 2012, these proxy materials are being mailed to our shareholders and are available on the Internet at www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26191.

Page
Questions and Answers about the Proxy Materials, the Annual Meeting and Voting	1

Information about Directors, Director Nominees, Executive Officers and Members of Management	5

Corporate Cease Trade Orders, Bankruptcies, Penalties or Sanctions	6

Corporate Governance	7

Information about our Committees of the Board	9

Executive Compensation	12

Directors’ Compensation	24

Security Ownership of Certain Beneficial Owners and Management	25

Certain Relationships and Related Transactions	27

Charitable Contributions	27

Section 16(a) Beneficial Ownership Reporting Compliance	27

Compensation Committee Interlocks and Insider Participation	27

Board’s Role in Oversight of Risk Management	27

Independent Accountants, Fees and Policies	28

Equity Compensation Plan Information	27

Particulars of Matters to be Acted Upon at the Annual Meeting	28

Householding of Proxy Materials	37

Shareholder Proposals and Nominations	37

Additional Information	37

Appendix A: Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan and First Amendment to the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan	A-1

Appendix B: Proposed Second Amendment to the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan	B-1

i

Gastar Exploration Ltd.
1331 Lamar Street, Suite 650
Houston, Texas 77010
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, THE ANNUAL MEETING AND VOTING
Why am I receiving these proxy materials?
The Board is soliciting your proxy to vote at the Annual Meeting because you owned common shares at the close of business on April 20, 2012, the record date for the Annual Meeting (the “Record Date”), and are therefore entitled to vote at the Annual Meeting. This Proxy Statement, along with a proxy card, is being mailed to shareholders on or about May 3, 2012. We have also made these materials available to you free of charge on the Internet. This Proxy Statement summarizes the information that you need to know in order to cast your vote at the Annual Meeting. As a shareholder, your vote is very important and the Board strongly encourages you to exercise your right to vote. You do not need to attend the Annual Meeting in person to vote your shares, and we encourage you to vote even if you are unable to attend the Annual Meeting. If you are unable to attend the Annual Meeting in person, you may vote by Internet or by signing and returning the attached proxy card in the envelope provided. See “How do I vote my common shares?” below.
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Thursday, June 7, 2012, 10:00 a.m., central time, at the Hilton Americas-Houston Hotel, 1600 Lamar Street, Houston, Texas 77010.
Who is soliciting my proxy?
The Board is soliciting your proxy to vote on all matters scheduled to come before the Annual Meeting, whether or not you attend in person. By completing and returning the proxy card or by casting your vote via the Internet, you are authorizing the proxy holders to vote your shares at the Annual Meeting, as you have instructed.
On what matters will I be voting?
At the Annual Meeting, our shareholders will be asked:

1.	To fix the Board at six (6) members;

2.	To elect six (6) members to the Board to serve until our 2013 annual meeting of shareholders and their successors are elected and qualified;

3.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012;

4.	To approve the Second Amendment to the 2006 Long-Term Stock Incentive Plan;

5.	To approve on a non-binding advisory basis the compensation of our named executive officers; and

6.	To transact any such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
We do not expect any matters to be presented for action at the Annual Meeting other than the items outlined above. By signing and returning the enclosed proxy, however, you grant the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting. Such persons intend to vote on any such other matter in accordance with their best judgment.
In addition, our executive management will report on our business and financial performance during fiscal year 2011 and respond to your questions.
How does the Board recommend that I cast my vote?
The Board unanimously recommends that you vote:

•	FOR the fixing of the Board at six (6) members;

•	FOR the election to the Board of each of the six (6) nominees for director;

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012;

•	FOR the approval of the Second Amendment to the 2006 Long-Term Stock Incentive Plan; and

•	FOR the approval on an advisory basis of the compensation of our named executive officers.

How many votes may I cast?
Each of our common shares that you own on the Record Date entitles you to cast one vote on each matter that is properly brought before the Annual Meeting.
How many votes can be cast by all shareholders?
As of the Record Date, there were 65,743,543 common shares outstanding and entitled to vote at the Annual Meeting.
Is my vote important?
Your vote is important regardless of how many common shares you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.
Can I vote if my shares are held in “street name”?
If your common shares are held through a broker, bank or other nominee, you are considered the beneficial owner of the common shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your common shares and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares. In order to vote your common shares, you will need to follow the directions your broker, bank or other nominee provides you.
What are broker non-votes and abstentions?
If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (the “NYSE”).
There are also non-discretionary matters for which brokers, banks and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker, bank or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the broker, bank or other nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.
Abstentions occur when shareholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the shareholders are voting.If your shares are held in “street name” and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will not be permitted to vote your shares with respect to fixing the Board at six members, the election of the director nominees, the approval of the Second Amendment to the 2006 Long-Term Incentive Plan and the advisory vote to approve named executive officer compensation, and your shares will be considered “broker non-votes” with respect to these proposals. If you shares are held in “street name” and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to ratification of the appointment of BDO USA, LLP in the discretion of the record holder.
How many common shares must be present to hold the Annual Meeting?
A quorum of shareholders is necessary for a valid Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is the presence, either in person or by proxy, of holders of not less than 5% of the total outstanding common shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

What vote is required to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required
To fix the Board at six (6) members.	A majority of votes cast in person or by proxy.

To elect six (6) members to the Board to serve until our annual meeting in 2013 or until their successors are qualified and elected.	The six (6) directors who receive a majority of the votes cast in person or by proxy.

To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012.	A majority of votes cast in person or by proxy.

To approve the Second Amendment to the 2006 Long-Term Stock Incentive Plan.	A majority of votes cast in person or by proxy.

To approve the compensation of our named executive officers.	A majority of votes cast in person or by proxy.

As noted above, except with respect to ratification of the appointment of BDO USA, LLP, shares represented by broker non-votes are not considered entitled to vote and are not considered votes cast. With respect to fixing the Board at six (6) members, abstentions and broker non-votes will have no effect on the result of the vote. With respect to the election of directors, votes may be cast in favor of or withheld from the election of each nominee and the nominees that receive an affirmative vote of the majority of votes cast in person or by proxy will be elected. Accordingly, votes that are withheld from a director’s election will count toward a quorum but will not affect the outcome of the vote on the election of a director. Also, broker non-votes will not be counted as votes cast and will not affect the outcome of the vote on the election of a director. With respect to approve the Second Amendment to the 2006 Long-Term Stock Incentive Plan and the advisory vote on named executive compensation, for which the affirmative vote of the holders of a majority of the votes cast in person or by proxy is required, abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the outcome of the vote. With respect to the ratification of the appointment of BDO USA, LLP, abstentions are not considered to be votes cast and therefore will not affect the outcome of the vote.
While the advisory vote on named executive compensation is required by law, the outcome will not be binding on Gastar or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board. However, the Compensation Committee will take into account the outcome of the advisory vote on executive compensation when considering future executive compensation decisions.
How do I vote my common shares?
Shareholders of Record. Shareholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•
To Vote by Mail. You may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed envelope. The common shares you own will be voted according to the instructions on the proxy card that you provide. If you return the proxy card but do not give any instructions on a particular matter described in this Proxy Statement, the common shares you own will be voted in accordance with the recommendations of the Board. In order to be valid and acted upon at the Annual Meeting, your proxy card must be received by our registrar and transfer agent, American Stock Transfer & Trust Company, Attention: Proxy Department, 6201 15th Avenue, Brooklyn, New York 11219, at least 24 hours before the time of the Annual Meeting or any adjournment thereof, excluding weekends and holidays.

•
To Vote by the Internet. You may vote online by going to the following Internet address:http://www.proxyvote.com. Please have your proxy card available and follow the instructions to obtain your records and create an electronic ballot. You may use the Internet to vote your proxy 24 hours a day, seven days a week until 11:59 p.m. (central time) on June 6, 2012.

•
To Vote in Person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot, which will be available at the Annual Meeting. Attending the Annual Meeting without delivering your completed proxy card or completing a ballot will not count as a vote. Submitting a proxy via mail or by Internet will not prevent you from attending the Annual Meeting and voting in person.

Street Name Shareholders. Street name shareholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•
By Mail. You may indicate your vote by completing, signing and dating your voting instruction card or other information forwarded by your broker, bank or other nominee and returning it to such party in the manner specified in such materials.

•
By Methods Listed on Voting Instruction Form. Please refer to your voting instruction form or other information forwarded by your broker, bank or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information provided by the record holder.

•
In Person with a Proxy from the Record Holder. You may vote in person at our Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee. Please consult the voting instruction form or other information sent to you by the record holder to determine how to obtain a legal proxy in order to vote in person at our Annual Meeting.

Can I change my vote after I have mailed my proxy card?
Yes, if you are a shareholder of record, you can revoke your proxy at any time before it is exercised by:

•	submitting written notice to that effect or a new proxy to our Secretary at our registered office at any time up to and including the last business day preceding the day of the Annual Meeting;

•	submitting written notice to that effect or a new proxy to the chairperson of the Annual Meeting at the Annual Meeting at any time before the polls close at the Annual Meeting;

•	voting in person at the Annual Meeting; and

•	in any other manner permitted by law.
If you are a street name shareholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with such entity's procedures. In either case, your attendance at the Annual Meeting alone will not revoke your proxy.
Will any other business be conducted at the Annual Meeting or will other matters be voted on?
We do not expect any matters to be presented for action at the Annual Meeting other than the items discussed in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the persons named in the proxy card, whether you submit your proxy in person, over the Internet or by mail, will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.
May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?
You may submit proposals for consideration at future annual meetings. See “Shareholder Proposals and Nominations” for information regarding the submission of shareholder proposals at next year’s annual meeting.
Where can I find the voting results?
We will report the voting results in a periodic report on Form 8-K with the SEC within four business days of the Annual Meeting.
Who bears the costs of soliciting these proxies?
We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and the other proxy materials furnished to shareholders. In addition to this solicitation by mail, certain directors, officers and employees may also solicit proxies on our behalf by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names common shares beneficially owned by others to forward to such beneficial owners. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials. We have retained Broadridge Investor Communications Services (“Broadridge”) to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $35,000 and reimburse it for certain expenses. We have also arranged for American Stock Transfer & Trust Company, LLC (“AST”) to make our proxy materials available over the Internet on a cookie-free website. For this service, we will pay AST $1,500.

How do I get directions to the Annual Meeting?
For directions to the Annual Meeting, please contact our Secretary at (713) 739-1800.

INFORMATION ABOUT DIRECTORS, DIRECTOR NOMINEES,
EXECUTIVE OFFICERS AND MEMBERS OF MANAGEMENT
The Board currently is composed of six (6) members: Floyd R. Price (Chairman), John H. Cassels, Randolph C. Coley, Robert D. Penner, J. Russell Porter and John M. Selser Sr.
The Nominating & Governance Committee has recommended to the Board, and the Board has nominated Messrs. Price, Cassels, Coley, Penner, Porter and Selser for re-election at the Annual Meeting. Information about each director nominee can be found beginning on page 29 in connection with “Proposal 2. Election of the Board.” Although the Board does not contemplate that any of the director nominees will refuse or be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the accompanying proxy will vote for the election of such other person(s) as may be nominated by the Board
Biographical information about our executive officers and other members of our management as of April 1, 2012 is set forth below other than our Chief Executive Officer, who also serves as director.

Name	Age	Position
J. Russell Porter (1) (2)	50	President and Chief Executive Officer
Michael A. Gerlich (1)	57	Vice President, Chief Financial Officer and Corporate Secretary
Keith R. Blair	57	Vice President & Exploration Manager
Henry J. Hansen	56	Vice President – Land
Michael McCown	57	Vice President – Northeast
R. David Rhodes	53	Vice President – Completion and Production
 ________________________

(1)	Messrs. Porter and Gerlich are our only “Executive Officers” as such terms are defined by the rules promulgated by the SEC.

(2)	For a description of the business background and other information concerning Mr. Porter, see page 29 in connection with “Proposal 2. Election of the Board.”
Michael A. Gerlich joined us in May 2005 as Vice President and Chief Financial Officer and was appointed Corporate Secretary on March 8, 2011. Mr. Gerlich has over 32 years of natural gas and oil accounting and finance experience. From 1999 until joining us in 2005, he held various accounting and finance positions at Calpine Natural Gas LP, a wholly-owned subsidiary of Calpine Corporation, an independent electric power generation company listed on the New York Stock Exchange. His last position at Calpine Natural Gas LP was Senior Vice President – Accounting and Finance for natural gas and oil operations of the wholly-owned subsidiary. From 1994 until 1999, Mr. Gerlich served as Vice President and Chief Financial Officer of Sheridan Energy, Inc., an independent natural gas and oil exploration company traded on the NASDAQ, which was acquired in 1999 by Calpine Corporation. Over a 12-year period prior to joining Sheridan Energy, Inc., Mr. Gerlich held various accounting and finance positions with Trinity Resources, Ltd., an independent natural gas and oil exploration and production company, with his last position being Executive Vice President and Chief Financial Officer. Prior to that, Mr. Gerlich was also with Deloitte LLP, where the focus of his practice was with energy related clients. Mr. Gerlich is a Certified Public Accountant and graduated with honors from Texas A&M University with a Bachelor of Business Administration degree in Accounting.
Keith R. Blair joined us in August 2005 as a Senior Staff Geologist and was promoted to Vice President, Exploration Manager in 2008. Mr. Blair has over 32 years of natural gas and oil experience. He has extensive working knowledge of natural gas and oil basins in Colorado, New Mexico, East Texas, West Virginia/Pennsylvania, Offshore Gulf of Mexico and the Texas/Louisiana Gulf Coast. Prior to joining us, from 1999 until 2005, he was an independent exploration geologist. From 1995 until 1999, Mr. Blair was a Senior Geophysicist at Schlumberger Limited. Prior to 1995, he held an Exploration Manager/Supervisor position at ConocoPhillips for 14 years. He began his career as a well logging engineer with Halliburton Company. Mr. Blair graduated from Texas A&M University with a Bachelor of Science degree in Geology.
Henry J. Hansen joined us in September 2005 as Vice President of Land. Mr. Hansen has over 32 years of land management experience. Prior to joining us, Mr. Hansen was Rocky Mountain Land Manager with El Paso Corporation, a natural gas and oil exploration, production and pipeline company, from 1999 until January 2003. From January 2003 until June 2004, he worked as an independent land consultant. Mr. Hansen returned to El Paso Corporation in June 2004, where he was a senior landman until joining us in September 2005. Mr. Hansen graduated from the University of Texas at Austin with a Bachelor of Business Administration in Petroleum Management.
Michael McCown joined us in December 2009 as a Senior Advisor and in July 2010 was elected Vice President – Northeast. Mr. McCown is responsible for all operational activities on our Marcellus Shale assets. Prior to joining us, from 2006 to June 2010, Mr. McCown held various positions with CDX Gas LLC, predecessor to Vitruvian Exploration LLC, including Chief Operating Officer and Senior Vice President & General Manager. From 2004 to 2006, Mr. McCown was with EOG Resources Inc. as Operations Manager. He has over 31 years experience in production, drilling and operations throughout the United States including the Unitah, Permian and Appalachian Basins. Other experience includes managerial responsibilities for companies including Pennzoil Company, Devon Energy Corp. and East Resources. Mr. McCown has served two terms on the Board of WV Oil and Natural Gas Association and is a former President of that association. He is currently serving his second term on the Board of the Independent Oil and Gas Association of West Virginia and he served as President of the association from August 2010 through August 2011. Mr. McCown holds a Bachelor of Science degree in Civil Engineering from Ohio University and is a Registered Professional Petroleum Engineer.
R. David Rhodes joined us in March 2006 as Vice President of Completion and Production. Mr. Rhodes has over 30 years of petroleum engineering experience, focused primarily in the supervision and management of completion and production operations. Prior to joining us in 2006, he managed Oil & Gas Operations and Consulting, Inc., an independent consulting firm he established in May 2001, where he worked as a petroleum engineering consultant for numerous natural gas and oil operators including us. Mr. Rhodes continues to maintain his relationship with Oil & Gas Operations and Consulting, Inc. From 1981 to 2001, Mr. Rhodes held various engineering and management/supervisory positions at Getty Oil Company and Marathon Oil Company (formerly Texas Oil & Gas Company), both of which are major integrated natural gas and oil companies. His last position at Marathon Oil Company was Operations Manager for East Texas and Northern Louisiana. Mr. Rhodes holds a Bachelor of Science degree in Petroleum Engineering from Louisiana Tech University.
There are no family relationships between our Named Executive Officers, those members of management noted above and our directors.

CORPORATE CEASE TRADE ORDERS, BANKRUPTCIES, PENALTIES OR SANCTIONS
Cease Trade Orders
Except as disclosed below, to the knowledge of our management, none of our director nominees is, or within the 10 years before the date of this Proxy Statement has been a director, chief executive officer or chief financial officer of any company (including us) that:

(a)
Was the subject of a cease trade or similar order or an order that denied the other issuer access to any exemptions under securities legislation that lasted for a period of more than 30 consecutive days that was issued while the proposed director was acting in the capacity as a director, chief executive officer or chief financial officer; or

(b)
Was subject to a cease trade order or an order that denied the relevant issuer access to any exemption under securities legislation that lasted for a period of more than 30 consecutive days that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer.

Mr. Penner served as a director of Storm Cat Energy Corporation (“Storm Cat”), a position he held from January 2005 through September 2011. In November 2008, the U.S. subsidiaries of Storm Cat filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, and Storm Cat was subsequently delisted from the Toronto Stock Exchange and the NYSE Amex LLC (the “NYSE Amex”), which delistings remain in effect as of the date hereof. In April 2009, pursuant to an order of the Ontario Securities Commission, the Securities of Storm Cat were “cease traded” for a failure to file audited annual financial statements, management's discussion and analysis and an annual information form, all for the year ended December 31, 2008, and such order remains in effect as of the date hereof.
Bankruptcies
Except as disclosed above under the subheading “Cease Trade Orders,” to the knowledge of our management, none of our director nominees:

(a)
Is, at the date of this Proxy Statement or has been within the 10 years before the date of this Proxy Statement, a director or executive officer of any company (including us) that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)	Has, within the 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director nominee.
Penalties or Sanctions
To the knowledge of our management, none of our director nominees:

(a)
Has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with the securities regulatory authority; or

(b)
Has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a director nominee.

CORPORATE GOVERNANCE
Information about the Board
The Board believes that good corporate governance improves corporate performance and benefits all shareholders. The Canadian Securities Administrators (the “CSA”) have adopted National Policy 58-201 Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as us.
This section sets out our approach to corporate governance and addresses our compliance with NYSE Amex listing requirements.
Mandate of the Board
The Board is responsible for managing our business affairs. The primary responsibility of the Board is to promote our best interests and the best interests of our shareholders. This responsibility includes: (i) approving annual capital expenditure budgets and general and administrative expense budgets and reviewing fundamental operating, financial and other corporate plans, strategies and objectives; (ii) outlining key operating parameters including debt levels and ratios; (iii) evaluating our performance and the performance of our senior management; (iv) determining, evaluating and fixing the compensation of executive officers; (v) adopting policies of corporate governance and conduct; (vi) considering risk management matters; (vii) reviewing the process of providing appropriate financial and operational information to shareholders and the public generally; and (viii) evaluating the overall effectiveness of the Board. The Board explicitly acknowledges its responsibility for our stewardship. The Board reviews with management matters of strategic planning, business risk identification, succession planning, communications policy and integrity of internal control and management information systems. The Board fulfills its responsibilities through regular and special meetings.
Current Members of the Board
The Board currently is comprised of six (6) members. The Board has determined that each member of the Board, with the exception of Mr. Porter, has no material relationship with us (either directly or as partners, shareholders or officers of an organization that has a relationship with us) and is independent within the meaning of the NYSE Amex listing requirements and the rules and regulations of NI 58-101 director independence standards. Mr. Porter, as our President and Chief Executive Officer, is not considered to be independent. Further, the Board has determined that each of the members of the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Reserves Review Committee has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning of the NYSE Amex listing requirements and the rules and regulations of NI 58-101 director independence standards.
The following sets forth the current committee memberships of our six directors:

Name	Audit Committee	Compensation Committee	Reserves Review Committee	Nominating & Governance Committee
J. Russell Porter, Director, President and Chief Executive Officer	—	—	—	—
John H. Cassels, Director	X	—	X	—
Randolph C. Coley, Director	—	X	—	Chairman
Robert D. Penner, Director	Chairman	—	—	X
Floyd R. Price, Director	—	X	Chairman	X
John M. Selser Sr., Director	X	Chairman	X	—

Board and Committee Meetings
The Board meets a minimum of four (4) times per year. In addition, the Board meets at such other times as may be required if it is not possible to deal with our business at a regularly scheduled quarterly meeting.
The Board facilitates its independent supervision over management in a number of ways, including by holding regular meetings at which members of management and non-independent directors are not in attendance and by retaining independent consultants where it deems necessary.
For the year ended December 31, 2011, each member of the Board and each director that was a member of a committee attended at least 75% of all meetings held by the Board and each committee of which he was a member at the time of the meeting.
The following discloses the number of Board and committee meetings held during 2011 and the attendance of each director during the time in which he was a member of the Board and of a committee:

Director	Board Meetings	Audit Committee	Compensation Committee	Reserves Review Committee	Nominating & Governance Committee
J. Russell Porter	8 of 8	n/a	n/a	n/a	n/a
John H. Cassels	8 of 8	4 of 4	n/a	1 of 1	n/a
Randolph C. Coley	8 of 8	n/a	3 of 3	n/a	2 of 2
Robert D. Penner	7 of 8	4 of 4	n/a	n/a	2 of 2
Floyd R. Price	8 of 8	n/a	3 of 3	1 of 1	1 of 1
John M. Selser Sr.	8 of 8	4 of 4	3 of 3	1 of 1	n/a

Board Composition and Leadership Structure
Mr. Price was appointed Chairman of the Board effective March 8, 2011. Our President and Chief Executive Officer, Mr. Porter, serves as a director.
In January 2010, we separated the positions of Chairman of the Board and Chief Executive Officer and the Board approved amendments to our Bylaws to effect and require such separation. The Board determined that the separation of these roles would maximize management’s efficiency and further our ongoing efforts to strengthen corporate governance and assure shareholder representation and the independent, objective and effective oversight of management. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing guidance to and oversight of management. The Board, however, periodically reviews its leadership structure and may make changes in the future as it deems appropriate and in the best interests of the Company and our shareholders. At our 2010 annual meeting of shareholders, our shareholders approved and ratified the above referenced amendments to our Bylaws.
Orientation and Continuing Education
When new directors are appointed, they receive orientation, commensurate with their previous experience, on our properties, business, operations and industry and on the responsibilities of directors. Board meetings may also include presentations by our management and employees to give the directors additional insight into our business. New directors are provided with access to our publicly-filed documents, technical reports and internal financial information and copies of all of the minutes of Board and committee meetings and corporate governance materials are made available to director nominees. Directors are encouraged to ask questions and communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation.
Nomination of Directors
The Board has delegated the responsibility of identifying new director candidates to the Nominating & Governance Committee. The process and responsibility of the Nominating & Governance Committee is set forth on page 11 under the heading “Nominating & Governance Committee.”
Compensation
The Board has delegated the responsibility of determining compensation strategies and recommending the forms and amounts of compensation for directors, officers, consultants and employees to the Compensation Committee. Please refer to the disclosure on page 11 under the heading “Compensation Committee.”
Position Descriptions
The roles and responsibilities of the Chief Executive Officer are established each year through discussions by and among the Chief Executive Officer, the Compensation Committee and the Board. The roles and responsibilities of the Chief Executive Officer are reviewed, discussed and further defined on an ongoing basis through meetings of the Board and the committees of the Board.
Board Evaluations/Assessments
We have established procedures and surveys for assessing and evaluating the performance of the Board. The surveys completed by each director are summarized and discussed by the Board as a whole with the objective of making appropriate changes to the Board’s policies or procedures to ensure greater Board effectiveness.
Code of Conduct and Ethics
We adopted a Code of Conduct and Ethics for all employees, including our executive officers, on December 15, 2005, which was amended and restated on March 22, 2011. A copy of our Code of Conduct and Ethics, as amended and restated, is available free of charge on our website at www.gastar.com. A copy of our Code of Conduct and Ethics will also be provided to any person without charge, upon request. Such requests should be directed to our Secretary at 1331 Lamar Street, Suite 650, Houston, Texas 77010.
Communications with the Board
Shareholders or other interested parties may send communications to the Board by writing to our Secretary at 1331 Lamar Street, Suite 650, Houston, Texas 77010. Our Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Comments or complaints relating to our accounting, internal accounting controls or auditing matters will be referred to our Audit Committee. Our Audit Committee has procedures for (i) receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The “Whistleblower” policies and procedures adopted by the Audit Committee are available free of charge on our website at www.gastar.com.
Attendance at the Annual Meeting of Shareholders
We do not have a formal policy with regards to director attendance at the annual meetings of shareholders. In 2011, Messrs. Coley, Price and Selser were the only outside directors to attend our annual meeting of shareholders.

INFORMATION ABOUT OUR COMMITTEES OF THE BOARD
The Board has designated a standing Audit Committee, Compensation Committee, Reserves Review Committee and Nominating & Governance Committee. Each committee has a written charter that has been approved by the Board, which sets forth guidance on the role of the chairman of such committee and the roles and responsibilities of the committee as a whole. In March 2011, the Board and its committees undertook an extensive review of its existing committee charters, Code of Conduct and Ethics and other governance policies. The Board adopted revisions to these charters, the Code of Conduct and Ethics and other governance policies to reflect governance trends and best practices. Each charter is available free of charge on our website at www.gastar.com. A copy of each charter will be provided to any person without charge, upon request. Such requests should be directed to our Secretary at 1331 Lamar Street, Suite 650, Houston, Texas 77010.

Audit Committee
Composition
The Audit Committee currently consists of Messrs. Penner (Chairman), Cassels and Selser, each of whom the Board has determined to be independent under the rules of the NYSE Amex and Section 10A (“Audit Requirements”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Penner is an “audit committee financial expert,” within the meaning proscribed by the rules and regulations promulgated by the SEC. He became a member of the Board effective July 16, 2007. Mr. Penner is a retired senior partner with KPMG LLP, whose career of advising public and private clients on tax and accounting matters has spanned almost 41 years. The Audit Committee met four (4) times during 2011.
In accordance with its charter, the Audit Committee examines and reviews, on behalf of the Board, internal financial controls, financial and accounting policies and practices, the form and content of financial reports and statements and the work of the external auditors. The Audit Committee is responsible for hiring, overseeing and terminating the independent registered public accounting firm and determining the compensation of such accountants. The Chief Financial Officer attends the meetings of the Audit Committee by invitation.
Audit Committee Oversight
At no time since the commencement of our most recently completed fiscal year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.
Audit Committee Charter
The Audit Committee has performed its annual review and assessment of the Audit Committee charter. A copy of the charter for the Audit Committee is available free of charge on our website at www.gastar.com.
Audit Committee Report
The Audit Committee assists the Board in overseeing matters relating to our accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements, and is responsible for selecting and retaining the independent auditors. The Audit Committee’s responsibilities are more fully described in its charter. Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to our financial statements or any professional certification as to the independent auditors’ work. The Audit Committee met four (4) times during the year ended December 31, 2011.
In fulfilling its oversight responsibilities, the Audit Committee reviewed our audited financial statements as of and for the year ended December 31, 2011, and discussed them with management and BDO USA, LLP, our independent registered public accounting firm. The Audit Committee discussed and reviewed with BDO USA, LLP all matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) on Rule 3200T.
The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence from us and our management.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011.
Gastar Exploration Ltd.
Audit Committee
/s/ Robert D. Penner, Chairman
/s/ John H. Cassels
/s/ John M. Selser Sr.
This report of the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
*    *    *

Compensation Committee
The Compensation Committee currently consists of Messrs. Selser (Chairman), Coley and Price, each of whom the Board has determined to be independent according to the definition of independence used in the NYSE Amex listing standards. None of our executive officers serves as a member of a board of directors or compensation committee (or committee performing similar functions) of any other entity, one or more of whose executive officers serve on the Board or Compensation Committee. The Compensation Committee met three (3) times during 2011.
The aim of the Compensation Committee is to award and compensate our officers and employees in a manner which provides incentives for the enhancement of shareholder value, for the successful implementation of our business plan and for continuous improvement in corporate and personal performance. The compensation program is based on a pay-for-performance philosophy and consists of three components: base salary, annual incentive (bonus) paid in cash and long-term equity based incentives.
The Compensation Committee reviews and recommends the compensation philosophy and guidelines for us which include reviewing the compensation philosophy and guidelines for employees, including recommendation to the Board for its consideration and approval related to annual salary, incentive policies and programs, material new benefit programs and material changes to existing benefit programs.
On an annual basis, the Compensation Committee reviews the cash compensation, performance and overall compensation package for each executive officer. It then submits to the Board recommendations with respect to the base salary, bonus and participation in long-term incentive compensation arrangements for each executive officer. In conducting its review, the Compensation Committee was satisfied that all recommendations complied with the Compensation Committee’s philosophy and guidelines. In determining 2011 annual incentive cash awards, the Compensation Committee used compensation data previously provided by Longnecker & Associates (“L&A”), a company that monitors executive and board compensation, equity grants and award policies and corporate compensation practices. For more information on the role of the Compensation Committee and the use of independent consulting firms and market data, see “Executive Compensation” below.
A copy of the charter for the Compensation Committee is available free of charge on our website at www.gastar.com.
Reserves Review Committee
The Reserves Review Committee currently consists of Messrs. Price (Chairman), Cassels and Selser. The Reserves Review Committee met one (1) time during 2011. Its responsibilities include:

•	Reviewing our procedures for providing information to the independent qualified reserve evaluator;

•
Participating annually in meetings with the independent qualified reserve evaluator to determine whether there are any restrictions that could affect the ability of the evaluator to report without reservation; and

•	Reviewing our reserve data with management and the independent qualified reserve evaluator.
A copy of the charter for the Reserves Review Committee is available free of charge on our website at www.gastar.com.
Nominating & Governance Committee
In September 2010, we combined the activities of the Governance and Nomination Committees into one committee. The Nominating & Governance Committee currently consists of Messrs. Coley (Chairman), Penner and Price, each of whom the Board has determined to be independent under the definition of independence used in the NYSE Amex listing standards. The Nominating & Governance Committee met two (2) times during 2011.
With respect to governance activities, the Nominating & Governance Committee has the responsibility of monitoring our overall approach to corporate governance issues which include:

•	Advising the Board and making recommendations regarding appropriate corporate governance practices and assisting the Board in implementing those practices;

•
Assisting the Board by identifying individuals qualified to become members of the Board and recommending director nominees to the Board for election at the annual meetings of shareholders or for appointment to fill vacancies on the Board;

•	Advising the Board about the appropriate composition of the Board and its committees;

•	Leading the Board in the annual performance review of the Board and its committees;

•	Directing all matters relating to the succession of the Company's Chief Executive Officer; and

•	Performing such other functions as the Board may assign from time to time.

With respect to nominations, the Nominating & Governance Committee assists the Board in ensuring that the Board is comprised of individuals who are best able to discharge the responsibilities of directors, having an understanding of our industry, stage of growth, the law and the highest standards of governance. The tasks and responsibilities are defined in the charter of the Nominating & Governance Committee, which was approved by the Board.
The Board currently does not have a policy relating to consideration of director nominees by our shareholders. The Board may consider such a policy in the future. At present, the Board believes that the Nominating & Governance Committee is in the best position to identify and evaluate director candidates. New candidates are identified by the Nominating & Governance Committee, whose responsibility is to develop, annually update and recommend to the Board for approval, a long-term plan for the composition of the Board that takes into consideration the following criteria: (i) relevant skills and experience; (ii) independence under applicable standards; (iii) business judgment; (iv) service on boards of directors of other companies; (v) personal and professional integrity, including commitment to the Company's core values; (vi) openness and ability to work as part of a team; (vii) willingness to commit the required time to serve as a Board member; and (viii) familiarity with the Company and its industry. Although we do not have a policy regarding the consideration of diversity in assessing a director nominee, the Board considers the individual’s background, experience and competencies that the Board desires to have represented among its members. From time to time, the Nominating & Governance Committee has used a third party to assist it in identifying and evaluating potential director candidates. Most recently in 2009, the Nominating & Governance Committee engaged Preng & Associates, an executive search firm, to identify potential director nominees with strong technical and operational backgrounds.
In March 2012, the Nominating & Governance Committee considered and approved our six (6) director nominees based on the director nominees (i) Board and committee meeting attendance and performance; (ii) length of Board service; (iii) personal and professional integrity, including commitment to the Company's core values; (iv) experience, skills and contributions that the director brings to the Board; and (v) independence under applicable standards. Our full Board, including our non-independent director, then considered and approved the nominees recommended by the Nominating & Governance Committee.
A copy of the charter for the Nominating & Governance Committee is available free of charge on our website at www.gastar.com.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding the compensation paid to J. Russell Porter, our President and Chief Executive Officer (“CEO”), and paid to Michael A. Gerlich, our Vice President and Chief Financial Officer (“CFO”). These individuals are referred to as “Named Executive Officers.” Messrs. Porter and Gerlich are our only Named Executive Officers.
Compensation Philosophy and Objectives
Our executive compensation program is designed to provide compensation at a level necessary to retain talented and experienced executives and to motivate them to achieve both short-term and long-term corporate goals that enhance shareholder value. Consistent with this philosophy, the following are the key objectives of our compensation programs.
Attract, Motivate and Retain Key Employees. Our executive compensation program is shaped by the competitive market for management talent in the independent natural gas and oil exploration and production industry. We believe our executive compensation should be comparable to that of the companies with which we compete for talent. Our goal is to provide compensation and benefits at levels that attract, motivate and retain superior executive talent for the long-term.
Shareholder Interest Alignment. One of the objectives of our executive compensation program is to ensure that an appropriate relationship exists between executive pay, our financial performance and the creation of shareholder value. We believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. Our compensation program aligns pay to performance by making a substantial portion of total executive compensation variable, or “at-risk,” through an annual bonus program based on our performance goals and the granting of long-term incentive equity awards, which have included restricted common shares and stock options. As performance goals are met, not met or exceeded, executives are rewarded commensurately.
Determination of Executive Compensation
Role of the Compensation Committee. Executive compensation is the responsibility of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board. Randolph C. Coley, Floyd R. Price and John M. Selser are members of the Board and the current members of the Compensation Committee. Mr. Selser is the current Compensation Committee Chairman. Each member of the Compensation Committee qualifies as an independent director under the NYSE Amex listing standards and under the Exchange Act. A copy of the Compensation Committee’s charter is available to shareholders on our website at www.gastar.com.
Philosophy of the Compensation Committee. The Compensation Committee’s philosophy is strongly driven by a “Pay for Performance” compensation approach that focuses on enhancing shareholder value. The Compensation Committee presently targets total compensation, which consists of base salary, annual incentive awards and long-term stock awards at the 50th percentile of its peer group as defined by an independent third party compensation consultant. If management’s efforts cause the Company’s results to materially exceed or lag behind the results of its peer group, total compensation may be adjusted upward or downward from the 50th percentile. The Compensation Committee believes that this approach awards and compensates our Named Executive Officers in a manner that fairly provides incentives for the enhancement of shareholder value, for the successful implementation of our business plan and the continuous improvement in corporate and personal performance.
During 2011, the Compensation Committee reviewed the cash compensation, performance and overall compensation package for each Named Executive Officer. It then submitted to the Board recommendations with respect to the salary, bonus and participation in equity-based compensation arrangements for each Named Executive Officer. In conducting its review of management’s recommendations, the Compensation Committee was satisfied that all recommendations complied with the Compensation Committee’s philosophy and guidelines.
Interaction Between the Compensation Committee and Management. Our CEO plays an important role in the executive compensation process and is closely involved in assessing the performance of our CFO, who is our other Named Executive Officer. He also makes recommendations to the Compensation Committee regarding base salary, bonus targets, and performance goals established for the annual incentive plan, as well as weighting and equity compensation for our CFO. Our CEO’s recommendations are based on his review of any market or peer group analysis data provided by our compensation consultant, an assessment of our CFO’s responsibilities and performance, our performance and the compensation that companies in our peer group pay their executives in comparable positions. Our CFO also plays an important role in our executive compensation process. He makes recommendations to the Compensation Committee regarding the structure of the annual cash bonus awards program and the target size of such awards. These recommendations are drawn from his previous work experience, informal discussions with other CFOs and review of publicly filed information of other similarly-sized natural gas and oil companies regarding their bonus programs.
Role of Consultant and Market Analysis. For 2011, the Compensation Committee utilized 2010 data previously supplied by L&A. For the purposes of its report, L&A’s engagement objectives in 2011 included:

•	Review total direct compensation (base salary, annual incentives and long-term incentives) for the Named Executive Officers;

•
Assess the market competitiveness of executive compensation as compared to our peer group and published surveys of other companies in the natural gas and oil industry with revenues and capital assets comparable to our revenue and capital assets; and

•	Provide conclusions and recommendations for current total direct compensation packages for our Named Executive Officers.
L&A’s approach to this study was based upon its experience in the design of executive compensation programs in the energy industry and external market data procured from the marketplace in which we compete for top-level talent. This experience, along with its competitive market analysis, allowed L&A to make compensation recommendations that provide us with information to attract, retain, and motivate top-level executive talent. Additionally, L&A’s recommendations were tailored to balance external market data and our internal environment to ensure fiscal responsibility.
Specifically, L&A’s approach was to gather compensation data from (a) public peer companies and (b) published salary surveys and to conduct a market comparison analysis of the gathered data. Prior to beginning its analysis, L&A reviewed the composition of our peer group to assess the continued appropriateness of the group and ensure that the included companies were still relevant for comparative purposes. Based on its review, L&A recommended that companies that had been acquired or delisted, as well as companies whose geographic scope and nature of operations differed from ours be removed. L&A also expanded the number of companies included in our peer group, which was comprised of companies with a similar production profile, revenue base and size, as measured by market capitalization. The updated peer group was approved by the Compensation Committee as representative of the sector in which we operate. Next, L&A analyzed current total direct compensation (base salary, plus annual incentive, plus long-term incentive), as compared to the updated peer group and published survey data based on industry, size and performance. This was followed by developing conclusions and recommendations, which was reported to the Compensation Committee.
Companies reviewed by L&A (the “Peer Group”) included:
Abraxas Petroleum Corp.

Approach Resources Inc.
Brigham Exploration Co.
Carrizo Oil & Gas Inc.
Crimson Exploration Inc.
Double Eagle Petroleum Co.
GeoResources Inc.
GMX Resources Inc.
Goodrich Petroleum Corp.
Ram Energy Resources Inc.
Vanguard Natural Resources
Warren Resources Inc.
Based upon 2010 comparative pay information of our peer group developed by L&A and published survey data, the Compensation Committee determined that the Named Executive Officers’ (a) 2011 base salaries were 19% and 7% above the 50th percentile of our Peer Group for the CEO and CFO, respectively, (b) 2011 total cash compensation (base salary, plus the annual cash incentive award) were 21% and 28% below the 50th percentile of our Peer Group for the CEO and CFO, respectively, (c) 2011 long-term equity awards were 5% below and 7% above the 50th percentile of our Peer Group for the CEO and CFO, respectively, and (d) 2011 total direct compensation (base salary, plus the annual cash incentive award, plus equity incentive awards) were approximately 14% below the 50th percentile of our Peer Group for both the CEO and CFO. Based upon these findings, the Compensation Committee believes that the individual pay components and total direct compensation levels of the Named Executive Officers in 2011 was fair, reasonable and aligned with competitive pay practices of our Peer Group and the published survey data.
Though we review information regarding the compensation practices of our Peer Group of companies and the survey data just discussed, individual compensation decisions for our Named Executive Officers, other than the CEO, are subject to upward or downward adjustment, based on the recommendations of our CEO and a number of factors related to both corporate and individual performance. We use the data regarding the pay practices of companies in our Peer Group as a reference point and as a guide to competitiveness and reasonableness, but we do not adhere to rigid targets, based upon the compensation components of employees at companies within that group. Our present objective is to maintain total direct compensation, consisting of base salary, performance-based cash compensation and equity awards, in proximity to the 50th percentile of our Peer Group. However, the Compensation Committee has the discretion to adjust an award upward or downward to account for individual achievement in the last fiscal year, the requirements of a particular position, and market competitiveness for a particular individual’s skills and services, among other factors.
Compensation for our Named Executive Officers and Rationale
Base Salary. Base salary represents the fixed element of the Named Executive Officers’ cash compensation. The base salary reflects results of individual negotiations, economic consideration for each individual’s level of responsibility, expertise, skills, knowledge, experience and performance and reasonable comparability of similar executive base salaries for executives employed by companies in our Peer Group. Each of our Named Executive Officer’s initial annual salary was set in his respective employment agreement but may be adjusted upward or downward at the discretion of the Compensation Committee on the anniversary date of each officer’s employment. In 2011, the Compensation Committee did not adjust the base salary amounts for Messrs. Porter or Gerlich, which exceed the 50th percentile of our Peer Group by 19% and 7%, respectively.
Annual Cash Incentive Awards. Our annual cash incentive awards reflect our philosophy to reward performance. These awards provide our Named Executive Officers with an opportunity to earn an annual cash bonus based on pre-established operational and financial performance targets and an evaluation of individual performance. In April 2010, we increased the targeted bonus percentages of our CEO and CFO to 75% and 50% of their respective base salary amounts so that a target payout would approximate the 50th percentile of annual cash incentive awards granted by the Peer Group. For 2011, the Compensation Committee approved a $525,000 total management target cash bonus pool, which was based on the sum of each of our Named Executive Officer's “target bonus” opportunity expressed as a percentage of the Named Executive Officer’s base salary. The bonus pool is accrued throughout the year, and bonuses are paid out early in the following year. The bonus pool is capped at twice the target cash bonus pool total.
At the beginning of the year, and as part of our budgeting process, specific operational and financial target criteria are established by the Compensation Committee. In developing the appropriate target criteria and their respective weightings, the Compensation Committee analyzes the relative importance of each of the target criteria to our business strategy for the upcoming year. Each criterion is given a certain weighting, with 50% of the 2011 potential bonus opportunity contingent on the achievement of specific operational factors, 30% contingent on the achievement of specific financial performance factors and 20% contingent on the achievement of a specific market factor. During the year, operational and financial performance is measured against the criteria. Market performance is measured at December 31, 2011. Judgments that the criteria are being met or not being met may lead to an increase in the pool and an adjustment in the bonus accrual. Criteria and weightings used in 2011 were as follows:

Goal	Threshold	Target	Maximum	Actual	Weighting
Target average annual production (MMcfed)	28.8	32.0	35.2	21.1	10%
Target proved reserve additions (Bcfe)	35.7	45.3	54.8	77.1	10%
Average finding costs ($/Mcfe)	$1.82	$1.44	$1.19	$1.10	5%
Average controllable lifting costs ($/Mcfe)	$0.63	$0.57	$0.51	$0.91	5%
Operating cash flow ($ in millions)	$31.7	$35.3	$38.8	$15.8	20%
Operating cash flow per share	$0.63	$0.70	$0.77	$0.24	10%
Production per share (Mcfe)	0.21	0.23	0.25	0.13	10%
Reserves per share (Mcfe)	1.49	1.66	1.82	1.90	10%
Stock price performance compared to Peer Group	50%	30%	10%	60%	20%

If threshold targets are not met with respect to a criterion, then the portion of the bonus allocable to that criterion is not paid. At the end of the year, an approved bonus pool is calculated based on the bonus pool criteria accomplishments. The amount of the calculated bonus pool is subject to adjustment and final approval by the Compensation Committee. For 2011, management’s bonus pool target was $525,000. As only three of the nine target goals were achieved, our Named Executive Officers were entitled to receive a combined annual cash incentive payout of $228,000 based on the achieved goals weighted bonus target.
The Compensation Committee’s policy is not to award bonuses if performance targets are not met. The Board, however, maintains the ability to award discretionary bonuses if warranted. Pursuant to Mr. Porter’s employment agreement, Mr. Porter is guaranteed a bonus equal to 20% of his annual base salary.
For 2012, the Compensation Committee approved an increase in our CFO's target bonus from 50% to 60% of his base salary amount and is reviewing the bonus metrics and the amount of the target bonus pool. Our CEO's target bonus remains set at 75% of his base salary. The 2012 metrics are expected to be similar to those used in 2011.
Long Term Stock-based Compensation. We believe that stock-based compensation is the most effective means of linking compensation provided to our Named Executive Officers with long-term operational success and increases in shareholder value. The Board has discretionary authority to determine granting and vesting periods of stock option and restricted common share grants. We use stock-based compensation as a long-term vehicle for compensation because we believe:

•	Stock-based compensation aligns the interests of our Named Executive Officers with those of the shareholders by providing equity participation to our Named Executive Officers; and

•	The vesting period incorporated into stock-based compensation fosters a longer-term perspective necessary for executive retention, stability and continuity.
Prior to the adopting of the 2006 Plan (as defined below), the only vehicle that was available to us for long-term equity incentives was grants of stock options. After the adoption of the 2006 Plan, grants of restricted common shares became available as incentive vehicle. During 2007 and 2008, grants of restricted common shares to employees were used as long-term compensation to balance the types of equity incentives that employees had received to date. This change occurred in response to the Compensation Committee’s judgment that to retain and attract qualified employees we needed a more definable deferred monetary incentive than was being provided by stock option grants alone. Typically, restricted common shares are granted to new hires at the time of employment and to all others, including our Named Executive Officers and directors, in the first half of the year, as determined by the Compensation Committee. In 2009, a combination of stock options and restricted common shares were granted as long-term equity incentives. In 2010 and continuing into 2011, based on our determination that our Peer Group and other competitors had shifted the composition of their equity awards to consist primarily of restricted stock awards, we granted only restricted common share awards. The Compensation Committee adheres to our policy of only granting stock-based compensation grants during open trading windows. The 2011 grants of restricted common shares vest in one-quarter increments on the first, second, third and fourth anniversaries of the grant, a vesting period that the Compensation Committee believes is an appropriate balance between longer term incentive coupled with an element of shorter term reward.
In 2011, Messrs. Porter and Gerlich received restricted common share grants of 167,866 shares and 89,928 shares, respectively. The fair values of these grants calculated to be 140% and 125% of Messrs. Porter’s and Gerlich’s base salary, respectively, which placed Mr. Porter 5% below the market 50th percentile and Mr. Gerlich 7% above the market 50th percentile. The goal of the Compensation Committee has been to move more of the Named Executive Officers’ total executive compensation to variable, or “at-risk,” and thus further align the interest of the officer with the shareholders by providing the Named Executive Officers a greater stake in our long-term performance. The 2011grants were consistent with this goal.

On March 8, 2012, our Board approved an amendment to the 2006 Plan, subject to the approval of our shareholders. For further discussion of this amendment, see “Proposal 4. Approval of the Second Amendment to the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan.”
All Other Compensation. The Named Executive Officers are eligible to participate on a non-discriminatory basis in the same comprehensive benefits as are offered to all full-time employees. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees.
Tax Deductions for Compensation
In conducting our executive compensation programs, the Compensation Committee considers the effects of Section 162(m) of the Internal Revenue Code, as amended (the “Code”), which denies publicly held companies a tax deduction for annual compensation in excess of $1.0 million paid to their chief executive officer or any of their three other most highly compensated executive officers, other than the chief financial officer, who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a compensation committee which is made up of outside directors and approved, as to their material terms, by our shareholders. While the Compensation Committee generally considers structuring and administering executive compensation plans and arrangements so that they will not be subject to the deduction limit under Section 162(m) of the Code, the Compensation Committee may in the future approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs it feels to be appropriate.
Post Termination or Compensation and Benefits
On February 15, 2008, our Board approved an amended change of control severance plan (the “Severance Plan”), covering all employees, including the Named Executive Officers. The Severance Plan was subsequently amended on April 11, 2012 (effective January 1, 2012) to reflect certain changes to the severance benefit formula for certain of our officers and other employees. The purpose of the severance plan is to promote stability and continuity of management and employees in the event a change of control transaction should occur (as defined below). Pursuant to the terms of our Severance Plan, our Named Executive Officers are entitled to receive certain post-termination compensation and benefits upon the occurrence of certain events. In order for the Named Executive Officers to receive payments under the Severance Plan, the Named Executive Officers would have to be terminated within two years of a change of control. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments upon Termination or Change of Control” below.
Consideration of Previous Shareholder Advisory Vote
In June 2011, our shareholders approved the compensation of our Named Executive Officers as described in our 2011 proxy statement, with approximately 91% of shareholder votes cast in favor of our 2011 “say-on-pay” resolution (excluding abstentions and broker non-votes). The Compensation Committee considered these results as evidence of broad-based support for our compensation program and decisions as described in our 2011 proxy statement, and as grounds for maintaining a similar approach for 2012.
Hedging Prohibitions
Our insider trading policy prohibits our Named Executive Officers from engaging in any speculative transactions involving our common shares including buying or selling puts or calls, short sales or purchases of securities on margin or otherwise hedging the risk of ownership of our stock. Any such activity would require the approval and authorization of either the CEO or the Chairman of the Audit Committee (in the case of a transaction involving our CEO).
Compensation Committee Report
Board of Directors of Gastar Exploration Ltd.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions referred to above, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis be included in the this proxy statement on Schedule 14A.
Gastar Exploration Ltd.
Compensation Committee
/s/ John M. Selser, Chairman
/s/ Randolph C. Coley
/s/ Floyd R. Price
The above Report of the Compensation Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporates this proxy statement by reference therein.

Summary Compensation and Awards
The following table and discussion below sets forth information about the compensation awarded to, earned by or paid to our Named Executive Officers during the years ended December 31, 2011, 2010 and 2009:
Summary Compensation Table

Name and Principal Position	Year	Base Salary	Bonus	Stock (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
J. Russell Porter	2011	$500,000	$162,731	$700,001	$—	$—	$—	$1,362,732
President and Chief	2010	$500,000	$200,000	$622,500	$—	$—	$—	$1,322,500
Executive Officer	2009	$464,824	$1,250,000	$652,800	$45,000	$135,000	$24,492	$2,572,116
Michael A. Gerlich	2011	$300,000	$65,093	$375,000	$—	$—	$—	$740,093
Vice President and	2010	$300,000	$50,000	$435,750	$—	$—	$—	$785,750
Chief Financial Officer	2009	$300,000	$197,000	$398,000	$30,000	$60,000	$—	$985,000
_____________________

(1)
The dollar values of restricted stock awards and stock option awards provided in these columns are equal to the aggregate grant date fair value of such grants awarded to Messrs. Porter and Gerlich during the years ended December 31, 2011, 2010 and 2009, calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”) prior to a deduction for estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the calculation of these amounts, please see Note 8 – Equity Compensation Plan, Share-Based Compensation Plans to our financial statements as contained in our Form 10-K for the year ended December 31, 2011.

The following table shows certain information about the restricted common shares granted to our Named Executive Officers during the year ended December 31, 2011.
Grants of Plan-Based Awards Table
For the Year Ended December 31, 2011

Name	Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards (1)
		Threshold	Target	Maximum
J. Russell Porter	3/15/2011	$—	$—	$—	167,866	$700,001
Michael A. Gerlich	3/15/2011	$—	$—	$—	89,928	$375,000
 ____________________

(1)
This column shows the fair value of the respective restricted share grants as of the grant date, calculated in accordance with ASC 718. These shares are subject to a 4-year vesting schedule of 25% each year, beginning on the first anniversary date of the grant. The future value of the grant to the grantee will be determined by the market price of the common shares as of the date of vesting.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The following is a narrative of our various compensation plans and the general terms of each:
2006 Plan. At the annual meeting of shareholders held June 4, 2009, the shareholders approved amendments to our 2006 Long-Term Stock Incentive Plan that, effective as of April 1, 2009, merged our Stock Option Plan with and into the 2006 Long-Term Stock Incentive Plan so that all outstanding equity awards and all future equity awards to be made to employees, officers and directors would be under one plan–the “2006 Plan.”
Additionally, the previously approved amendments to the 2006 Plan (a) provide that the Compensation Committee, in its discretion, may provide in an award agreement that an individual who is granted an award under the 2006 Plan (a “participant”) may elect to have common shares withheld from (or “netted against”) the total number of common shares otherwise issuable to such participant pursuant to his award in order to pay the exercise or purchase price of such award and/or to satisfy all employer tax withholding obligations with respect to the participant’s award under the 2006 Plan, (b) clarify that common shares issuable under the 2006 Plan and forfeited back to the 2006 Plan will be deemed not to have been issued under the 2006 Plan and will again be available for the grant of an award under the 2006 Plan, (c) provide that common shares netted against an award granted under the 2006 Plan for payment of (1) the exercise or purchase price of an award and (2) all applicable employer tax withholding obligations associated with an award will be deemed not to have been issued under the 2006 Plan and will again be available for the grant of an award under the 2006 Plan, (d) provide that the maximum number of common shares that may be subject to stock options, bonus stock awards, and stock appreciation rights granted to any one individual during any calendar year may not exceed 200,000 common shares (subject to adjustment pursuant to Section 11(a) of the 2006 Plan), and (e) provide that the definition of “performance criteria” in the 2006 Plan include a criteria relating to the growth of our proved natural gas and oil reserves.
Our 2006 Plan authorizes our Board to issue stock options, stock appreciation rights, bonus stock awards and any other type of award, which are consistent with the 2006 Plan’s purposes to our directors, officers and employees and our subsidiaries covering a maximum of 6.0 million common shares. The contractual lives and vesting periods for grants are determined by the Board at the time a grant is awarded. Recent stock option grants have an expiration of ten years. The vesting schedule for stock option grants has varied from two years to four years but generally has been over a four-year period vesting at 25% per year beginning on the first anniversary date of the grant. Stock options granted pursuant to the 2006 Plan have exercise prices determined by the Board, but an exercise price cannot be less than the market price on the date immediately prior to the date of grant as reported by any stock exchange on which our common shares are listed. The vesting period for recent restricted common stock grants have typically been over four years, with one-quarter vesting on the first, second, third and fourth anniversaries of the date of grant.
On March 8, 2012, our Board approved an amendment to the 2006 Plan, subject to the approval of shareholders. For further discussion of this amendment, see “Proposal 4. Approval of the Second Amendment to the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan.”
Employee Severance Plan. A change of control is defined in the severance plan to mean (1) the consummation of a merger, consolidation, reorganization or other transaction whereby our shareholders retain less than 50% control, directly or indirectly, of us or the surviving company, (2) our incumbent directors cease to constitute a majority of the Board or (3) a sale or other disposition of all or substantially all of our assets. The Severance Plan does not change the specific, non-change of control severance payments in place under the existing employment agreements with our Named Executive Officers but does provide change of control severance benefits to the Named Executive Officers only if they are greater than the severance benefits provided under the employment agreement. The Severance Plan does not allow for any duplication of severance benefits.
For the Named Executive Officers, the Severance Plan provides that if a Named Executive Officer’s employment is terminated within two years following a change of control for any reason other than (i) death, (ii) disability, (iii) by us for “cause” or (iv) by the Named Executive Officer for other than a “good reason,” the Named Executive Officer will receive a lump-sum payment equal to a multiple that is equal to the applicable severance period, as set forth in the Severance Plan, times the sum of (1) his annual salary and (2) annual target bonus.
The Severance Plan was subsequently amended on April 11, 2012 (effective January 1, 2012) to reflect certain changes to the severance benefit formula for certain of our officers and other employees. The benefit for our CEO under the Severance Plan remained unchanged, but the benefit for our CFO was changed to reflect corresponding changes to his target bonus amount.
The following summarizes the severance periods and target bonus percentages for the Named Executive Officers set forth in the Severance Plan, as amended:

	Severance Period In Years	Target Bonus Percentage
Chief Executive Officer	3.00	75%
Chief Financial Officer	2.50	60%

Additionally, during the applicable severance period, Named Executive Officers would receive reimbursement for the cost of COBRA continuation health care coverage, less the amount charged at the time of termination to the employee for medical coverage.
If the Named Executive Officer receives a payment or benefit that is subject to the “golden parachute” excise tax, the Named Executive Officer will receive an additional payment under the severance plan to make him or her “whole” for that excise tax and any taxes on the additional parachute tax gross-up payment.
If the individual’s employment is terminated within six months prior to a change of control and it is reasonably shown to have been in connection with the change of control, then the change of control will be treated with respect to that employee as having occurred prior to his or her termination.

Employment Agreements. We entered into employment agreements with J. Russell Porter, our President and CEO, and Michael A. Gerlich, our CFO, effective February 24, 2005, and May 17, 2005, respectively, each amended July 25, 2008. Mr. Porter’s employment agreement was amended on February 3, 2011 to remove a provision that allowed him to trigger severance payments by providing the Company with six months notice. Mr. Gerlich's employment agreement was amended on April 10, 2012 (effective as of January 1, 2012) to reflect the change in his target bonus amount used for purposes of determining his severance entitlement under his employment agreement. The agreements with Messrs. Porter and Gerlich set forth, among other things, annual compensation, and adjustments thereto, minimum bonus payments, fringe benefits, termination and severance provisions. The agreements renew annually; however, they may be terminated at any time with or without cause.
Mr. Porter’s employment agreement provides that he is entitled to a minimum annual bonus in an amount that may take the form of cash compensation, the award of stock or stock options, royalty rights or otherwise and that he shall receive an annual cash bonus equal to at least 20% of his annual base salary. The employment agreement further provides that such bonuses shall reflect not only the results of our operations and business, but also his contribution as President and CEO.
Mr. Gerlich’s employment agreement provides that the Compensation Committee may on a yearly basis, or more frequently, award Mr. Gerlich a discretionary bonus or bonuses based not only on the positive results of our operations and business, but Mr. Gerlich’s contribution as CFO. Such bonuses may take the form of cash compensation, the award of common shares or stock options, royalty rights or otherwise.
Salary and Cash Bonus in Proportion to Total Compensation
The following table sets forth the percentage of each Named Executive Officer’s total compensation that we paid in the form of base salary and cash bonus (excluding long-term incentive cash awards) for the year 2011.

Base Salary and Cash Bonuses as a Percentage of Total Compensation
J. Russell Porter	49%
Michael A. Gerlich	49%

Outstanding Equity Awards at Fiscal Year-End for 2011
The following table sets forth information about outstanding equity awards held by our Named Executive Officers as of December 31, 2011:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested	Market Value of Shares of Restricted Stock That Have Not Vested (1)
J. Russell Porter (2)	4/5/2006	30,000	—	$20.51	4/5/2016	—	—
	7/14/2006	200,000	—	$11.60	7/14/2016	—	—
	3/19/2009	15,000	15,000	$2.60	3/19/2019	—	—
	5/16/2008	—	—	—	—	15,000	$47,700
	3/19/2009	—	—	—	—	7,500	$23,850
	9/4/2009	—	—	—	—	82,500	$262,350
	3/26/2010	—	—	—	—	93,750	$298,125
	3/15/2011	—	—	—	—	167,866	$533,814
Michael A. Gerlich (3)	1/16/2006	50,000	—	$21.60	1/16/2016	—	—
	4/5/2006	20,000	—	$20.51	4/5/2016	—	—
	7/14/2006	60,000	—	$11.60	7/14/2016	—	—
	3/19/2009	10,000	10,000	$2.60	3/19/2019	—	—
	5/16/2008	—	—	—	—	10,000	$31,800
	3/19/2009	—	—	—	—	5,000	$15,900
	9/4/2009	—	—	—	—	50,000	$159,000
	3/26/2010	—	—	—	—	65,625	$208,688
	3/15/2011	—	—	—	—	89,928	$285,971
_____________________

(1)	The closing price of our common shares on December 31, 2011 was $3.18.

(2)
The 15,000 unvested stock options granted to Mr. Porter on March 19, 2009 vest 50.0% on March 19, 2012 and 2013, respectively. The 15,000 unvested restricted common shares granted to Mr. Porter on May 16, 2008 vest 100.0% on May 16, 2012. The 7,500 unvested restricted common shares granted to Mr. Porter on March 19, 2009 vest 50.0% on March 19, 2012 and 2013, respectively. The 82,500 unvested restricted common shares granted to Mr. Porter on September 4, 2009 vest 50.0% on September 4, 2012 and 2013, respectively. The 93,750 unvested restricted common shares granted to Mr. Porter on March 26, 2010 vest 33.3% on March 26, 2012, 2013 and 2014, respectively. The 167,866 unvested restricted common shares granted to Mr. Porter on March 15, 2011 vest 25.0% on March 15, 2012, 2013, 2014 and 2015, respectively.

(3)
The 10,000 unvested stock options granted to Mr. Gerlich on March 19, 2009 vest 50.0% on March 19, 2012 and 2013, respectively. The 10,000 unvested restricted common shares granted to Mr. Gerlich on May 16, 2008 vest 100.0% on May 16, 2012. The 5,000 unvested restricted common shares granted to Mr. Gerlich on March 19, 2009 vest 50.0% on March 19, 2012 and 2013, respectively. The 50,000 unvested restricted common shares granted to Mr. Gerlich on September 4, 2009 vest 50.0% on September 4, 2012 and 2013, respectively. The 65,625 unvested restricted common shares granted to Mr. Gerlich on March 26, 2010 vest 33.3% on March 26, 2012, 2013 and 2014, respectively. The 89,928 unvested restricted common shares granted to Mr. Gerlich on March 15, 2011 vest 25.0% on March 15, 2012, 2013, 2014 and 2015, respectively.

Option Exercises and Stock Vested for 2011
During the year ended December 31, 2011, our Named Executive Officers exercised no stock options. The following restricted common shares vested to the benefit of our Named Executive Officers during 2011:

	Stock Awards
Name	Grant Date	Vesting Date	Number of Shares Acquired on Vesting	Value Realized on Vesting
J. Russell Porter	7/3/2007	7/3/2011	15,000	$52,500
	5/16/2008	5/16/2011	15,000	$53,850
	3/19/2009	3/19/2011	3,750	$16,313
	9/4/2009	9/4/2011	41,250	$167,475
	3/26/2010	3/26/2011	31,250	$145,625
Michael A. Gerlich	7/3/2007	7/3/2011	9,166	$32,081
	5/16/2008	5/16/2011	10,000	$35,900
	3/19/2009	3/19/2011	2,500	$10,875
	9/4/2009	9/4/2011	25,000	$101,500
	3/26/2010	3/26/2011	21,875	$101,938

Potential Payments Upon Termination or Change of Control
The table below discloses the amount of compensation and/or other benefits due to the Named Executive Officers in the event of their termination of employment, including, but not limited to, in connection with a change in control.
The amounts shown for Messrs. Porter and Gerlich below assume that such termination was effective as of December 31, 2011, and thus include amounts earned through such date and are estimates of the amounts that would be paid to the Named Executive Officers upon their respective termination. The actual amounts to be paid can only be determined at the time the Named Executive Officer is terminated.

Named Executive Officer and Post Termination Benefits	Termination for other than Reasonable Cause (1)	Constructive Termination and Termination in Connection with Change of Control (2)	Termination for Reasonable Cause (3)	Death (1)(4)	Disability (1)(4)
J. Russell Porter:
Salary	$2,250,000	$2,625,000	$—	$2,250,000	2,250,000
Accrued vacation	32,211	32,211	32,211	32,211	32,211
Paid health and medical	16,956	16,956	—	16,956	16,956
Parachute tax gross-up payment (5)	—	1,319,895	—	—	—
Equity compensation (6)	17,400	1,183,239	8,700	8,700	8,700
Total	$2,316,567	$5,177,301	$40,911	$2,307,867	$2,307,867
Michael A. Gerlich:
Salary	$1,125,000	$1,125,000	$—	$1,125,000	1,125,000
Accrued vacation	—	—	—	—	—
Paid health and medical	26,478	26,478	—	26,478	26,478
Parachute tax gross-up payment (5)	—	320,360	—	—	—
Equity compensation (6)	5,800	712,959	5,800	5,800	5,800
Total	$1,157,278	$2,184,797	$5,800	$1,157,278	$1,157,278
____________________

(1)
Per Mr. Porter’s employment agreement, if he is involuntarily terminated for any reason other than for Reasonable Cause (as defined below) and if proper notice is received, Mr. Porter will be entitled to a lump sum severance payment equal to the product of 4.5 multiplied by the highest annual base salary in effect at any time during the one year period preceding his termination. At December 31, 2011, Mr. Porter’s severance was calculated by multiplying $500,000 by 4.5. If Mr. Porter is considered a “specified employee” under Section 409A of the Code at the time of his termination, this payment will be delayed for a period of six months if necessary to avoid the additional excise tax under Section

409A of the Code. If Mr. Porter timely elects COBRA continuation coverage, he and his family will be entitled to continuation of health insurance at our expense, subject to the limitations imposed by law and our insurance plan, which is currently 18 months (the “COBRA Continuation Period”). As of December 31, 2011, the cost for health and medical coverage for Mr. Porter as an employee was $942 per month. Mr. Porter currently is entitled to 20 working days of vacation per year. He would receive a lump-sum cash payment of his unused vacation time of up to 10 days that are not used during each year employed. As of December 31, 2011, Mr. Porter had available 16.75 days of accrued but unused vacation pay. In addition, effective on Mr. Porter’s termination for any reason other than Mr. Porter elects to terminate his own employment, the unvested portion of all stock options held by Mr. Porter will immediately vest and be exercisable for a period of 90 days. All other terms and conditions of his stock options will remain unchanged, including provision that all stock options will terminate 90 days after Mr. Porter’s termination. As of December 31, 2011, Mr. Porter had 30,000 stock options to acquire common shares at $2.60 per share, all of which would be considered “in the money.” Of these stock options, 15,000 would be subject to accelerated vesting while 15,000 would remain eligible to be exercised. On December 31, 2011, he had 366,616 unvested restricted common shares, which would be canceled upon his termination.
Per Mr. Gerlich’s employment agreement, if he is involuntarily terminated for any reason other than for Reasonable Cause (as defined below), he will be entitled to a lump sum severance payment equal to the product of 2.5 and the sum of (1) his highest annual base salary in effect at any time during the one year period preceding his termination (at December 31, 2010, this amount was $300,000) and (2) his target bonus amount of 50% of his base salary ($150,000). As described above, Mr. Gerlich's employment agreement was subsequently amended to change the target bonus component of his severance amount to be 60% of his base salary. If Mr. Gerlich is considered a “specified employee” under Section 409A of the Code at the time of his termination, this payment will be delayed for a period of six months if necessary to avoid the additional excise tax under Section 409A of the Code. If Mr. Gerlich timely elects COBRA continuation coverage, he and his family will be entitled to continuation of health insurance at our expense, during the COBRA Continuation Period. If Mr. Gerlich dies during the COBRA Continuation Period, his family will be entitled to continuation of health insurance at our expense, subject to the limitations imposed by law and our insurance plan. At December 31, 2011, the maximum cost over the 18-month period was $1,471 per month. In addition, Mr. Gerlich will receive a lump-sum cash payment of his unused vacation time of up to 10 days per each year employed, up to a maximum of 15 days. As of December 31, 2011, Mr. Gerlich did not have any days of available accrued but unused vacation pay. Per Mr. Gerlich’s stock option agreements, he will have 90 days after termination to exercise all vested options. As of December 31, 2011, the only options that Mr. Gerlich held that were “in-the-money” were 10,000 stock options with an exercise price of $2.60 that would remain eligible to be exercised upon his termination of employment. Additionally, on December 31, 2011, he had 220,553 unvested restricted common shares, which would be canceled upon his termination.

(2)
The Severance Plan provides that if an employee incurs an involuntary termination within a two-year period following a change of control, covered employees, including Named Executive Officers, will receive a lump-sum cash payment equal to the applicable severance period times the sum of the covered employee’s annual pay and target bonus, contingent on the employee executing a full release and settlement agreement. Mr. Porter’s severance period is 3 years, and his annual salary and 75% target bonus at December 31, 2011 were $500,000 and $375,000, respectively. Mr. Gerlich’s severance period is 2.5 years, and his annual salary and 50% target bonus at December 31, 2011 were $300,000 and $150,000, respectively. As described above, the Severance Plan was subsequently amended to change the target bonus component of Mr. Gerlich's severance amount to 60% of his base salary. The Employee Severance Plan provides that if there is a change of control, covered employees, including Named Executive Officers, will be eligible to receive reimbursement of COBRA costs. Other termination or severance compensation is determined by the individual Named Executive Officer’s employment agreement. The employment agreements we have with both Messrs. Porter and Gerlich provide that the amounts received as severance under their employment agreements will offset any benefits provided by the Severance Plan; because each of the executives would receive the same amount of severance under their employment agreements as under the Severance Plan as of December 31, 2011 the only additional cash benefit provided under the Severance Plan is the gross-up payment for taxes. Additionally, the award agreements for the Named Executive Officers restricted stock agreements and stock option agreements provide for the acceleration of vesting upon a change of control, thus the amounts in the table above reflect the acceleration of the outstanding restricted stock awards and the stock option awards each Named Executive Officer held as of December 31, 2011.

(3)
Per their respective employment agreements, we are not obligated to pay any amounts to Messrs. Mr. Porter or Gerlich other than accrued and unused vacation days and their pro-rata base salary through the date of his termination of employment, as a result of a termination for Reasonable Cause (as defined below). Only the stock options held by each executive that were already vested as of December 31, 2011, would remain eligible for exercise following his termination of employment.

(4)
Per their respective employment agreements, if Messrs. Porter’s or Gerlich’s employment terminates due to death, his eligible beneficiary will be entitled to receive his severance payment as described in Footnote 1 above. If Messrs. Porter’s or Gerlich’s employment terminates due to Disability (as defined below), he shall be entitled to receive a severance payment in the form and amount as determined in Footnote 1 above.

(5)
Our Severance Plan provides that if the Named Executive Officer receives a payment or benefit that is subject to the “golden parachute” excise tax, the Named Executive Officers will receive an additional payment under the severance plan to make him or her “whole” for that excise tax and any taxes on the additional parachute tax gross-up payment (the “gross-up payment”). If the total payments provided to an individual that were contingent on a change in control exceed three times an individual’s “base amount,” that individual is considered to be receiving a “parachute payment.” If the individual is considered to have received a “parachute payment,” then a tax will be imposed on any “excess parachute payment” amount, which is the amount in excess of one times the individual’s “base amount.” To determine Messrs. Porter’s and Gerlich’s amount of the gross-up payment, Messrs. Porter’s and Gerlich’s “base amount” was calculated using the five-year average of his compensation for the years 2006-2010. In making the calculation, the following assumptions were used: (a) the change of control occurred on December 31, 2011, (b) the closing price of our stock was $3.18 on such date, (c) the excise tax rate under Section 4999 of the Code is 20%, the federal income tax rate is 35%, the Medicare rate is 1.45%, the adjustment to reflect the phase-out of itemized deductions is 1.05%, and there is no state or local income taxes, (d) no amounts will be discounted as attributable to reasonable compensation, (e) all cash severance payments are contingent upon a change of control, (f) the presumption required under applicable regulations that the equity awards granted were contingent upon a change of control could be rebutted.

(6)
The Severance Plan provides that if there is a transaction that results in a change of control and the surviving entity does not assume or convert the awards, then such awards will immediately vest. For the purpose of this disclosure, we have assumed the surviving entity does not assume or convert the awards. The amount shown is the product of the number of restricted shares held by the Named Executive Officer times the closing price of our common shares on December 31, 2011 or $3.18 per common share or the number of options exercised on December 31, 2011 times the difference between the strike price ($2.60) and the price on the day of exercise ($3.18), or $0.58 per share. Additionally, if termination occurs for any other reason than a change of Control, Messrs. Porter and Gerlich would be able to exercise all in the money vested stock options resulting in equity compensation of $8,700 and $5,800, respectively.

The employment agreements of Messrs. Porter and Gerlich generally use the following terms:
“Reasonable Cause” means any of the following (a) an act or omission that amounts to dishonesty, disloyalty, fraud, deceit, gross negligence, willful misconduct or recklessness, including the willful violation of any of our policies or procedures; (b) a felony conviction; (c) a breach of any material term of the employment agreement; (d) the refusal to perform any services that the Named Executive Officer is required to perform under the employment agreement; or (e) with respect to Mr. Porter’s agreement only, an act that is determined by the vote of two-thirds of the shareholders to constitute “Reasonable Cause” or to be detrimental to our best interests.
“Disability” means the inability to perform the functions essential to the Named Executive Officer’s position with or without accommodation during a continuous 12 month period, due to physical or mental illness of the Named Executive Officer. The date of disability is the last day of the 12-month period. Successive periods of illness or injury that are due to the same or related causes are considered one period of disability unless the Named Executive Officer returns to work full-time for three successive months.
Under Mr. Gerlich’s employment agreement, a “change of control” occurs as a result of a sale of all or substantially all of our assets, purchase of over 50% of our stock, or through merger, consolidation, corporate restructuring or otherwise.
The Severance Plan generally uses the following terms:
“Change of Control” means (1) the consummation of a merger, consolidation, reorganization or other transaction whereby our shareholders retain less than 50% control, directly or indirectly, of us or the surviving company, (2) our incumbent directors cease to constitute a majority of the Board or (3) a sale or other disposition of all or substantially all of our assets, or (4) the Board’s adoption of a plan of dissolution or liquidation for us.
“Involuntary Termination” means any termination of employment that occurs within two years following a Change of Control and which (1) is by us other than for cause (but excluding a termination due to the employee’s failure to accept comparable employment), or (2) is by the employee for Good Reason. An “Involuntary Termination” does not include: (a) a termination of the employee by us for cause, (b) a termination of the employee due to his death or disability, (c) a voluntary resignation by the employee other than for Good Reason, or (d) any termination of the employee by the employer as a result of the employee declining to accept an offer of comparable employment with a successor employer.

“Good Reason” means the occurrence of any of the following events after a Change of Control: (1) relocating the covered employee’s place of employment without his consent to a place that would constitute a material change in his place of employment 2) reducing the covered employee’s annual base salary or (3) a substantial reduction in the covered employee’s position or responsibilities. In certain circumstances, the occurrence of one of these events within six months prior to the Change of Control may be Good Reason.
The Severance Plan provides that if any payment made, or benefit provided, to or on behalf of a covered employee pursuant to the plan or otherwise (“Payments”) results in a covered employee being subject to the excise tax imposed by Section 4999 of the Code (or any successor or similar provision) (“Excise Tax”), we shall, as soon as administratively practicable, pay such covered employee an additional amount in cash (the “Additional Payment”) such that after payment by the covered employee of all taxes, including, without limitation, any taxes imposed on the Additional Payment, such Covered Employee retains an amount of the Additional Payment equal to the Excise Tax imposed on the Payments. Such determinations shall be made by our independent certified public accounting firm.
Mr. Porter’s employment agreement contains a confidentiality provision applicable both during the term of his employment and following his termination of employment. Pursuant to the confidentiality provision, Mr. Porter agrees to hold in confidence and not disclose any confidential information about our business, except as required in the ordinary course of performing his employment duties with us. A breach of this confidentiality provision could result in a Reasonable Cause termination. Mr. Porter’s employment agreement further provides that, for a period of two years after his termination of employment with us for a reason other than Reasonable Cause (six months if terminated for Reasonable Cause). Mr. Porter shall not compete with us directly or indirectly.
Mr. Gerlich’s employment agreement provides that, unless specifically pre-approved by the CEO in writing, which approval may not be unreasonably withheld, Mr. Gerlich will not directly compete (as defined in the employment agreement) with us for a period of two years following his termination of employment.
Risk Assessment
The Compensation Committee uses the structural elements set forth in this proxy to establish compensation that will provide sufficient incentives for Named Executive Officers to drive results while avoiding unnecessary or excessive risk taking that could harm the long-term value of the Company. During 2011, the Compensation Committee reviewed the Company’s assessment of risk created by the Company’s compensation policies and practices, which was conducted with guidance from the independent compensation consultant. The Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

DIRECTORS’ COMPENSATION
For the year ended December 31, 2011, non-employee directors received the following fees:

•	$2,917 per month, paid semi-annually;

•	An aggregate of $15,000 per year for the Chairman of the Board;

•	An aggregate of $10,000 per year for the Chairman of the Audit Committee;

•	An aggregate of $7,500 per year for both the Chairman of the Compensation Committee and the Chairman of the Corporate Nominating and Governance Committee; and

•
$1,000 for each meeting of the Board attended in person and $500 for each meeting attended telephonically. No additional fees are paid for attendance at committee meetings, which are held on the same day as a Board meeting.

We also grant to our non-employee directors stock options and restricted common shares under our stock-based compensation plan in addition to their specified cash compensation to be paid as directors. These grants are, in part, to compensate our directors for the strict regulatory role in which they have to operate and to provide them with incentives to remain as a director by offering them a long-term stake in our potential future value.
The following table shows certain information about non-employee director compensation for the year ended December 31, 2011:

Director Compensation Table

	Fees Earned or Paid in Cash	Common Shares (1)	Total
John H. Cassels	$35,167	$75,000	$110,167
Randolph C. Coley	$54,500	$75,000	$129,500
Robert D. Penner	$50,500	$75,000	$125,500
Floyd R. Price	$56,000	$75,000	$131,000
John M. Selser Sr.	$48,500	$75,000	$123,500
 _________________________

(1)
Amounts reflect the grant date fair value of restricted common stock grants awarded to each of our outside directors during the year ended December 31, 2011, calculated in accordance with ASC 718 prior to a deduction for estimated forfeitures related to service-based vesting conditions. At December 31, 2011, Messrs. Cassels, Coley, Penner, Price and Selser held 17,986, 29,236, 49,652, 25,486 and 49,652 restricted common shares, respectively, subject to vesting. As was previously customary, Mr. Cassels received restricted awards of 17,986 common shares when he became director in 2011. The fair value of this award was determined using the closing price on the preceding day of the date of grant. Mr. Cassels’ restricted share grant coincided with the annual long-term incentive grants to the incumbent directors.

For the year ending December 31, 2012, non-employee directors are expected to receive the fees listed below. Effective January 1, 2012. The annual retainer fees are to be paid semi-annually in arrears including meeting fees for the prior quarters.

$35,000	Annual director retainer
$15,000	Chairman of Board annual retainer
$10,000	Chairman of Audit Committee annual retainer
$7,500	Chairman of Compensation Committee annual retainer
$7,500	Chairman of Nominating and Corporate Governance Committee annual retainer
$1,000	In-person meeting attendance fees
$500	Telephonic meeting fees
—	Fees for Committee Meetings

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information about the beneficial ownership of common shares by:

•	Each of our directors;

•	Each of our executive officers, as listed in the Summary Compensation Table, set forth under “Executive Compensation;”

•	All of our executive officers and directors as a group; and

•	Each person known to us to be the beneficial owner of more than 5% of our outstanding common shares.
The table below is based upon information supplied by executive officers, directors, principal shareholders and from documents filed with the SEC. Applicable percentages are based on 65,743,543 common shares outstanding on April 1, 2012. To the knowledge of our directors and executive officers, as of April 1, 2012, no person, firm or corporation owns, directly or indirectly, or exercise control or direction over voting securities carrying more than 5% of the voting rights attached to any class of our voting securities, except as indicated below. Unless otherwise stated and subject to community property laws where applicable, management believes that all persons named in the following table have sole voting and investment power over all common shares reported as beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Common Shares Outstanding
Our greater than 5% shareholders:
BlackRock Inc.	7,011,738	10.7%
55 East 52nd Street., New York, NY 10055
Chesapeake Energy Corporation	6,781,768	10.3%
6100 North Western Avenue, Oklahoma City, OK 73118
Tocqueville Asset Management L.P.	5,404,000	8.2%
40 West 57th Street., New York, NY 10019
Our non-employee directors: (1)
John H. Cassels (2)	42,218	*
Randolph C. Coley (3)	75,324	*
Robert D. Penner (4)	146,175	*
Floyd R. Price (5)	66,262	*
John M. Selser Sr.(6)	166,833	*
Our executive officers: (1)
J. Russell Porter, President and Chief Executive Office (7)	1,332,069	2.0%
Michael A. Gerlich, Vice President and Chief Financial Officer (8)	621,583	*
Our directors and executive officers, as a group (8 persons)	2,450,464	3.7%
_________________________
* Less than 1%.

(1)
The contact address for our directors and executive officers is 1331 Lamar Street, Suite 650, Houston, Texas 77010. Individuals holding unvested restricted common shares have the right to vote those common shares.

(2)
As of April 1, 2012, Mr. Cassels owned 3,391 common shares directly and beneficially held 38,827 unvested restricted common shares. Individuals holding unvested restricted common shares have the right to vote those common shares.

(3)
As of April 1, 2012, Mr. Coley owned 8,997 common shares directly, beneficially held 46,327 unvested restricted common shares, and held stock options to purchase 40,000 common shares, 20,000 of which currently are vested or will vest or be exercisable within 60 days of April 1, 2012 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.

(4)
As of April 1, 2012, Mr. Penner owned 30,057 common shares directly, beneficially held 64,868 unvested restricted common shares, and held stock options to purchase 55,000 common shares, 51,250 of which currently are vested or will vest or be exercisable within 60 days of April 1, 2012 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.

(5)
As of April 1, 2012, Mr. Price owned 6,185 common shares directly, beneficially held 50,077 unvested restricted common shares, and held stock options to purchase 40,000 common shares, 10,000 of which currently are vested or will vest or be exercisable within 60 days of April 1, 2012 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.

(6)
As of April 1, 2012, Mr. Selser owned 30,715 common shares directly, beneficially held 64,868 unvested restricted common shares, and held stock options to purchase 75,000 common shares, 71,250 of which currently are vested or will vest or be exercisable within 60 days of April 1, 2012 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.

(7)
As of April 1, 2012, Mr. Porter owned 536,541 common shares directly, beneficially held 543,028 unvested restricted common shares, and held stock options to purchase 260,000 common shares, of which 252,500 currently are vested or will vest or be exercisable within 60 days of April 1, 2012 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.

(8)
As of April 1, 2012, Mr. Gerlich owned 176,197 common shares directly, beneficially held 300,386 unvested restricted common shares, and held stock options to purchase 150,000 common shares, 145,000 of which currently are vested or will vest or be exercisable within 60 days of April 1, 2012 regardless of trading price. Individuals holding unvested restricted common shares have the right to vote those common shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Effective April 11, 2011, our Board adopted a formal written related party policy. These written policies and procedures for review, approval or ratification of related party transactions falls within the responsibilities of the Audit Committee. The Audit Committee reviews and approves all related party transactions. In the course of its review, the Audit Committee considers the nature of the transactions and the costs to be incurred by us or payments to us; an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to us from unrelated parties; the business advantage we would gain by engaging in the transaction; and an analysis of the significance of the transaction to us and to the related party. As a matter of course, any Audit Committee member that cannot be viewed as independent with respect to the transaction at issue will withhold his vote and declare his interest in the transaction. A vote of a majority of the remaining members is required to approve a related party transaction.

CHARITABLE CONTRIBUTIONS
During the fiscal year ended December 31, 2011, we did not make any contributions to any charitable organization in which an independent, non-management director served as an executive officer that exceeded the greater of $200,000 or 5% of the charitable organization’s consolidated gross revenues.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based on our review of the copies of such reports and written representations that no other reports were required, we believe that all such filing requirements were complied with during the fiscal year ended December 31, 2011; except, a Form 4 filing for Mr. Selser made on January 4, 2011, which was 3 days late due to an administrative error.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
During the year ended December 31, 2011, Messrs. Coley, Price and Selser each served as members of the Compensation Committee during all or a portion of the year. None of these directors is or has ever served as one of our officers or employees. None of our executive officers serves or has served as a director or member of a board of directors or compensation committee (or committee performing similar functions) of any other entity, one or more of whose executive officers serve on the Board or Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plan as of December 31, 2011:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	983,900	$11.26	1,143,490
Equity compensation plans not approved by security holders	—	—	—
Total	983,900	$11.26	1,143,490

BOARD’S ROLE IN OVERSIGHT OF RISK MANAGEMENT
Risk is inherent in business, and it is the responsibility of the senior management to develop and implement the Company’s short and long-term objectives and to identify, evaluate, manage and mitigate the risks inherent in seeking to achieve those objectives. The Board is actively involved in oversight of risks that could affect us and works with management to ensure that it has in place processes for dealing appropriately with risk.
Board oversight is conducted in part through its committees. In particular, the Audit Committee is charged with oversight of our risks relating to finance, legal, regulatory and accounting compliance and is updated at least quarterly on our compliance with internal controls. The Board satisfies its oversight responsibility through full reports by each committee chairman regarding the committee’s considerations and actions, as well as through reports from officers responsible for oversight of our particular risks. In addition, we have internal audit systems in place to review adherence to established policies and procedures.

INDEPENDENT ACCOUNTANTS, FEES AND POLICIES
The Board has determined, upon the recommendation and approval of the Audit Committee, to appoint BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012.
During the two years ended December 31, 2011 and 2010, there were no disagreements between us and BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to BDO USA, LLP’s satisfaction, would have caused BDO USA, LLP to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent years ended December 31, 2011 and 2010 and subsequent interim periods to the date hereof.
Representatives of BDO USA, LLP have been and are expected to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.
Summary of Audit Fees
Aggregate fees billed for professional services rendered to us by BDO USA, LLP, our principal independent registered public accounting firm, for the years ended December 31, 2011 and 2010 were:

	For the Year Ended December 31,
	2011	2010
	(in thousands)
Audit Fees	$385	$376
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$385	$376

The audit fees for the years ended December 31, 2011 and 2010 were primarily for professional services rendered in connection with the audit of our consolidated financial statements; fees related to the issuance of our 8.625% Series A Cumulative Preferred Securities in June 2011; fees related to our compliance with the Sarbanes-Oxley Act of 2002; and services rendered in connection with quarterly reviews of financial statements and various documents filed with various governmental agencies.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to its engagement with respect to such services. In addition to separately approved services, the Audit Committee’s pre-approval policy provides for pre-approval of all audit and non-audit services provided by our independent registered public accounting firm.

PARTICULARS OF MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

Proposal 1.	Fixing the Number of Directors at Six (6)
Our Bylaws require that our shareholders fix the number of directors on the Board for the following year. The Board was fixed by the shareholders at six (6) members at our 2011 annual meeting of shareholders. The Nominating & Governance Committee has recommended to fix the Board at six (6) members for election to the Board at the Annual Meeting. Our Amended and Restated Articles of Incorporation provide that the Board be comprised of a minimum of three (3) and a maximum of fifteen (15) members. Accordingly, a proposal to fix the number of members of the Board at six (6) is being presented to our shareholders for approval at the Annual Meeting.
The affirmative vote of a majority of the votes cast in person or by proxy is required to fix the Board at six (6) members.
The Board unanimously recommends a vote “FOR” the proposal to fix the number of members of the Board at six.

Proposal 2.	Election of the Board
As of the Record Date, the Board consists of six (6) directors. The term of each director currently serving on the Board will expire on the date of the Annual Meeting. Based upon the recommendation of the Nominating & Governance Committee, Messrs. Porter, Cassels, Coley, Penner, Price and Selser and have been nominated for election to the Board at this Annual Meeting.
If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Once elected, our directors hold office until our next annual meeting of shareholders, until successors are elected and qualified or until their earlier resignation of removal.
As discussed in more detail under the heading “Corporate Governance” on page 7 of this Proxy Statement, in evaluating individual directors, the Board and the Nominating & Governance Committee consider the particular experiences, qualifications, attributes and skills of that person to determine whether he should serve as one of our directors, as well as the composition of the Board as a whole. The biographies of each of the nominees below contain information as of April 1, 2012 regarding the person’s service as our director, business experience, other director positions held currently or at any time during the last five years and information regarding involvement in certain legal or administrative proceedings over the past 10 years, if applicable. The biographies also highlight the particular experiences, qualifications, attributes or skills that caused the Nomination and Nominating & Governance Committee and the Board to conclude that the person should serve as a director of the Company.
J. Russell Porter, 50, has been a member of the Board and has served as our President and Chief Executive Officer since February 2004. From August 2006 until January 2010, he also served as Chairman of the Board. From September 2000 to February 2004, he served as our Chief Operating Officer. Mr. Porter has an energy focused background, with approximately 20 years of natural gas and oil exploration and production experience and five years of banking and investment experience specializing in the energy sector. From April 1994 to September 2000, Mr. Porter served as an Executive Vice President of Forcenergy, Inc., a publicly-traded exploration and production company, where he was responsible for the acquisition and financing of the majority of its assets across the United States and Australia. He currently is a director of Caza Oil & Gas, Inc., a publicly-traded exploration and development company listed on the Toronto Stock Exchange and the London AIM exchange. He is also a member of the board of directors of Stallion Oilfield Holdings, Inc., a private Delaware corporation that owns Stallion Oilfield Services, a private oilfield service company. He has held no other directorship positions in publicly-traded companies during the last five years. Mr. Porter holds a Bachelor of Science degree in Petroleum Land Management from Louisiana State University and a MBA from the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill. Mr. Porter was chosen as a director nominee because he is our Chief Executive Officer and has proven management skills. He has extensive knowledge of the natural gas and oil industry and experience in managing natural gas and oil assets as well as relationships with chief executives and other senior management of natural gas and oil companies and oilfield service companies throughout the United States. Mr. Porter actively participates in all facets of our business and has a significant influence on both its business strategy and daily operations. Mr. Porter resides in Houston, Texas, USA.
John H. Cassels, 64, was elected to the Board effective March 8, 2011. Mr. Cassels is a Chartered Accountant with 30 years of direct experience in the Canadian natural gas and oil industry, having been a senior officer and director of nine smaller natural gas and oil companies. On July 1, 2011 he was appointed to the position of Vice President, Chief Financial Officer and Secretary of Cascade Resources Inc., a private junior oil and gas exploration company based in Calgary, Alberta. Prior to that appointment, he served as a partner and Chief Financial Officer of Purdy Partners Inc., a private equity/merchant bank in Calgary, Alberta, a position he held from December 2009 to July 2011. From September 2008 until November 2009, Mr. Cassels was a financial consultant to a Canadian oil and gas exploration company operating in both Argentina and Canada. From 2007 through September 2008, he served as a Director of World Cup Operations/Alpine Canada, which organized Alpine test events for the 2010 Olympic Winter Games in Vancouver. From 2003 through 2007, he was a founding shareholder, Chief Executive Officer and director of Highview Resources, a publicly-traded firm that built a significant inventory of natural gas and oil prospects in Alberta and Saskatchewan. Mr. Cassels holds a Bachelor of Arts degree from Bishop's University in

Sherbrooke, Québec. Mr. Cassels resides in Calgary, Alberta, Canada. Mr. Cassels was chosen as a director because of his valuable financial expertise and extensive knowledge of the oil and gas industry. His business and management expertise from his position as an executive officer and director of several companies also provides the Board with important perspectives on key corporate governance matters.
Randolph C. Coley, 65, was appointed to the Board in January 2010. Mr. Coley is currently retired and has been since the end of 2008. From 1999 until his retirement at the end of 2008, Mr. Coley was a partner in the Houston, Texas office of the law firm of King & Spalding LLP, where his practice was concentrated in the areas of corporate and securities law. Previously, he served as Executive Managing Director and Head of Investment Banking for Morgan Keegan & Company, Inc. and was a partner in King & Spalding LLP's Atlanta office. He is a director of Deltic Timber Corporation, a publicly-traded natural resources company engaged primarily in the growing and harvesting of timber and the manufacture and marketing of lumber, a position he has held since 2007. Additionally, he is a member of the audit and the nominating and corporate governance committees of that organization. He has held no other directorship positions in publicly-traded companies during the last five years. Mr. Coley earned his undergraduate degree from Vanderbilt University and graduated with a law degree from Vanderbilt School of Law. Mr. Coley resides in Houston, Texas, USA. Mr. Coley was chosen as a director nominee because of his extensive business and legal background and his keen understanding of various corporate governance matters that he has attained through his representation of and service on other public company boards.
Robert D. Penner, 68, became a member of the Board effective July 2007. Mr. Penner currently is and has been an independent consultant since 2004, when he retired from his position as a senior partner with KPMG, after a career of advising public and private clients on tax and accounting matters for almost 40 years. He currently serves on the board of directors for Sustainable Energy Technologies Ltd., a manufacturer and seller of electronic components for grid-connected solar power systems as well as Corridor Resources Ltd., and Terra Energy Corp., each involved in the exploration, development and production of natural gas and oil. On April 20, 2010, Mr. Penner resigned from the board of directors of Altima Resources Ltd. (successor company to Unbridled Energy Corporation).On September 29, 2011 Mr Penner resigned from the Board of Storm Cat Energy Corporation. He additionally serves on the board of directors or as executor/trustee for several private companies and family trusts. Mr. Penner received his Chartered Accountant designation in 1971 in Manitoba and 1977 in Alberta. He has held no other directorship positions in publicly-traded companies during the last five years. Mr. Penner is currently the audit committee chairman for each of the public companies of which he is a director and serves on the compensation committees of Terra Energy Corp. and Corridor Resources Inc. Mr. Penner resides in Calgary, Alberta, Canada. Mr. Penner was chosen as a director nominee because of his keen understanding of finance, accounting and various corporate governance matters that he has attained through his career with KPMG and service on other public company boards.
Floyd R. Price, 63, was elected to the Board at our 2010 annual meeting of shareholders and was named Chairman upon the resignation of Mr. Rooney on March 8, 2011. Mr. Price is currently retired and has been since November 2009 when he retired from Apache Corporation (“Apache”), at which time he was serving as Executive Vice President and Exploration Officer. His previous positions at Apache included Executive Vice President - Eurasia, Latin America and New Ventures (2004 - 2010); Executive Vice President (2001 - 2009); President of Apache Canada Ltd. (1999 - 2004); and President of Apache's international exploration and production subsidiaries (1995 - 1999). He held various other management positions with Apache from 1990 to 1995. Mr. Price is a member of the American Association of Petroleum Geologists. In addition to Gastar, he is chairman of Tamarack Valley Energy Ltd., a public company on the Toronto Venture Exchange, and is a director of Source Energy and Nemaha Oil & Gas, LLC, both private companies. Mr. Price is a member of Tamarack Valley Energy Ltd.'s compensation committee. Mr. Price holds a Bachelors of Arts degree in Geology from Rutgers College and a Masters of Science degree in Geology from the University of Michigan. Mr. Price resides in Bellaire, Texas, USA. Mr. Price was chosen as a director nominee because of his many years of successful operational and executive experience in numerous upper management and executive positions in the natural gas and oil industry and his in depth understanding of the industry at all levels. As a result, Mr. Price has developed in-depth knowledge of the oil and gas industry. Mr. Price's extensive executive management experience provides him with the necessary skills to be Chairman of the Board.
John M. Selser Sr., 53, became a member of the Board effective March 30, 2007. He is Managing Director of IBERIA Capital Partners LLC, a subsidiary of IBERIA Bank Corporation, a position he has held since 2009. From 2003 until 2009, he was a partner at Maple Leaf Partners, an equity hedge fund. From 1992 to 2003, he was an energy equity analyst at Howard Weil Incorporated, Lehman Brothers Holdings Inc. and Johnson Rice & Company L.L.C. From 1984 to 1991, Mr. Selser was a petroleum engineer for Mobil Oil and Chevron in various domestic drilling, production and reservoir engineering assignments. He has held no directorship positions in publicly-traded companies during the last five years other than that of Gastar. Mr. Selser holds a Bachelor of Science in both Civil Engineering and Petroleum Engineering from Louisiana State University, Baton Rouge, Louisiana and a Masters of Business Administration from Tulane University, New Orleans, Louisiana. Mr. Selser resides in Baton Rouge, Louisiana, USA. Mr. Selser was chosen as a director nominee because of his significant finance experience as well as his prior engineering and exploration and production experience, which provides a meaningful perspective in the Board's oversight of the Company's execution of its long-term business strategy.

Messrs. Porter, Coley, Price and Selser are United States citizens. Messrs. Penner and Cassels are Canadian citizens.
With respect to the election of directors, the six (6) director nominees who receive the affirmative vote of the holders of a majority of votes cast in person or by proxy shall be elected as directors.
The Board unanimously recommends a vote “FOR” the election of each of the director nominees.

Proposal 3.	Ratification of the Appointment of BDO USA, LLP, as our Independent Registered Public Accounting Firm, for the year ending December 31, 2012.
On March 7, 2012, the Audit Committee recommended and approved the appointment of BDO USA, LLP, as our independent registered public accounting firm, for the year ending December 31, 2012. BDO USA, LLP served as our independent registered public accounting firm during the years ended December 31, 2011 and 2010. See “Independent Accountants, Fees and Policies” on page 28. We are seeking shareholder ratification of such appointment. If the shareholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm.
Representatives of BDO USA, LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.
Unless otherwise directed, it is management’s intention to vote the proxies in favor of an ordinary resolution to ratify the appointment of the firm of BDO USA, LLP as our independent registered public accounting firm.
The affirmative vote of a majority of the votes cast in person or by proxy is required to ratify the appointment of BDO USA, LLP.
The Board unanimously recommends a vote “FOR” the proposal to ratify the appointment of the firm of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012.

Proposal 4.	Approval of the Second Amendment to the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan.

General
The 2006 Plan was adopted by the Board on June 1, 2006 and approved by our shareholders at our 2006 Annual Meeting. In 2009, the Stock Option Plan was merged into the 2006 Plan by the First Amendment to the 2006 Plan, with the merger approved by our stockholders at our 2009 Annual Meeting. The 2006 Plan is intended to promote the interests of the Company and its stockholders by providing a means whereby key employees of the Company and its subsidiaries and the non-employee directors of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company. To achieve these goals, the 2006 Plan is a broad-based incentive stock plan that provides for grants of stock options, stock appreciation rights (“SARs”), and bonus stock to our employees and non-employee directors and to employees of our subsidiaries.

The 2006 Plan, as initially approved by our stockholders, authorized the delivery of 5,000,000 shares of our common stock (“Shares”) pursuant to awards under the 2006 Plan. Upon the merger of the Stock Option Plan into the 2006 Plan effective April 1, 2009, the number of Shares available for awards under the 2006 Plan was increased to 30,000,000 to reflect the 25,000,000 Shares initially authorized under the merged Stock Option Plan. Subsequently, on August 23, 2009 the Company had a 1-for-5 reverse stock split, which reduced the 30,000,000 Shares authorized under the Plan to 6,000,000.
Reasons for the Proposal
We generally grant awards each year under the 2006 Plan. On January 30, 2012, awards covering 1,116,935 Shares were granted. Following those grants, we estimate that approximately 81,000 Shares of the 6,000,000 Shares authorized remain available for new grants under the 2006 Plan (plus any Shares subject to outstanding awards that may be forfeited, which is not determinable).
The Second Amendment, if approved by our stockholders at the 2012 Annual Meeting, would (i) increase the maximum number of Shares available for delivery pursuant to awards under the 2006 Plan by an additional 5,000,000 Shares to 11,000,000 and (ii) increase the annual limit on the number of Shares that may be subject to awards granted to any employee under the Plan in any calendar year from 200,000 Shares (which prior to the 1-for-5 reverse stock split was 1,000,000 Shares) to 1,000,000 Shares. If the proposal is approved, 100% of the Shares available under the 2006 Plan may be subject to options (all of which may be incentive stock options (“ISOs”), as defined in Section 422 of the Code, or nonqualified stock options), SARs, bonus stock or any combination thereof. Our Board unanimously approved the Second Amendment to the 2006 Plan on March 8, 2012, subject to its approval by the stockholders of the Company at the 2012 Annual Meeting.
Consequences of Failing to Approve the Proposal
Failure of the Company's stockholders to approve this Proposal No. 4 will not affect the rights of holders of outstanding awards under the 2006 Plan and the 2006 Plan will continue in its present form. However, if this Proposal No. 4 is not approved, new grants under the 2006 Plan will be severely limited and the Company will be required to find other ways to attract and retain key employees in the future.
Summary of the 2006 Plan
The following is a general summary of the material features of the 2006 Plan, as amended to reflect the proposed Second Amendment. The summary does not purport to be a complete description of all provisions of the 2006 Plan and is qualified in its entirety by reference to the complete text of the 2006 Plan and the First Amendment thereto, which are attached to this Proxy Statement as Appendix “A”. The proposed Second Amendment is attached to this Proxy Statement as Appendix “B.”
Number of Shares Subject to the 2006 Plan
The maximum number of Shares that may be delivered with respect to awards granted under the 2006 Plan is 6,000,000, subject to adjustments for certain stock splits, stock dividends, corporate reorganizations and other corporate events, as provided by the 2006 Plan. Of the 6,000,000 Shares authorized, only approximately 81,000 Shares remain available for new grants. The Second Amendment, if approved, would increase the maximum number of Shares available for delivery with respect to awards by 5,000,000 to 11,000,000. The additional 5,000,000 Shares would also be subject to the same potential adjustments for stock splits, stock dividends, corporate reorganizations and other corporate events as currently provided for Shares under the 2006 Plan.
Shares to be delivered under the 2006 Plan may be newly issued Shares, Treasury Shares or Shares acquired by the Company in the open-market or from any other person. To the extent that an award terminates, expires, lapses, is cancelled or is settled in cash rather than in Shares, the Shares subject to that award may be used again with respect to new grants made under the 2006 Plan. In addition, Shares withheld (“netted”) from an award to satisfy either the award's exercise price or the Company's tax withholding obligations with respect to the award may be used again for new grants under the 2006 Plan. There is no limit on the number of awards that may be settled in cash under the 2006 Plan.
Shares available under the 2006 Plan may be granted as options (either as ISOs or nonqualified stock options), SARs and/or bonus stock (with or without forfeiture restrictions), or in any combination of the foregoing, as determined by the Compensation Committee in its discretion.
Administration
In general, the 2006 Plan is administered by the Compensation Committee, which is intended to be comprised solely of two or more non-employee directors who qualify as “outside directors” (within the meaning of such term under Section 162(m) of the Code). The Compensation Committee has the full authority, subject to the terms of the 2006 Plan, to establish rules and regulations for the administration of the 2006 Plan, to select the employees and non-employee directors to whom awards are granted, and to determine the amount and type of awards made to each participant and the terms of the various awards made.
Eligibility to Participate
All employees and non-employee directors of the Company and all employees of subsidiaries of the Company are eligible to be granted awards under the 2006 Plan. The selection of which eligible individuals will receive awards is within the sole discretion of the Compensation Committee. As of April 1, 2012, approximately 43 employees and 5 non-employee directors were eligible to participate in the 2006 Plan.
Term of Plan
The 2006 Plan will expire on the earliest of (1) March 26, 2016 , (2) whenever the maximum number of Shares that has been approved by our stockholders for delivery pursuant to awards under the 2006 Plan has been reached, or (3) the date the 2006 Plan is terminated by action of our Board.
Types of Awards under the 2006 Plan

Stock Options and SARs
The Compensation Committee may grant stock options and SARs under the 2006 Plan. The terms of the options and SARs will be as specified by the Compensation Committee at the date of grant, but may not have a term of more than ten years. The exercise price for each option and SAR may not be less than the fair market value of a Share on the date that the option or SAR is granted. The Compensation Committee will also determine the method by which the option exercise price may be paid upon exercise and, with respect to the exercise of a SAR, whether the SAR is to be settled in cash and/or in Shares.
The Compensation Committee shall determine the length of service, performance objectives (if any) or other conditions that must be satisfied before all or part of an option or SAR may vest and be exercised. In addition, the period(s) during the award's term during which a vested option or SAR may be exercised shall be set forth in the award agreement.
The status of an option granted to an employee may be ISO or a nonstatutory stock option, as designated by the Compensation Committee at the time of grant. All options granted to non-employee directors will be non-statutory stock options.
The Compensation Committee will determine the method by which the option price may be paid upon exercise, including in cash, check, “netting” Shares from the award or by any combination thereof.
Bonus Stock
Pursuant to a bonus stock award, Shares are issued in the name of the employee or non-employee director at the time the award is made. Such award may, in the discretion of the Compensation Committee, be subject to certain vesting and transfer restrictions as provided in the award's grant agreement, with vesting linked to continued service for a period, the achievement of specified performance criteria, and/or other specified criteria, if any, as determined in the discretion of the Compensation Committee. In lieu of such “restricted stock” awards, bonus stock awards may be Shares that are fully vested when granted and may be paid as a bonus or as part of, or in lieu of all or any portion of, any cash bonus, deferred compensation or other compensation due an eligible individual.
Performance Criteria
With respect to bonus stock awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee may establish performance goals based upon the attainment of such target levels of one or more of the performance criteria (as described below) over one or more periods of time, which may be of varying and overlapping durations, as the Compensation Committee may select. A performance goal need not be based upon an increase or positive result under a performance criteria and could, for example, be based upon limiting economic losses or maintaining the status quo. Which performance criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one criteria is used, will be determined by the Compensation Committee at the time of grant. Following the completion of each specified performance period, the Compensation Committee will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a participant, the Compensation Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the performance period.
For purposes of the 2006 Plan, the term “performance criteria” means the following business criteria with respect to the Company, any subsidiary or any division or operating unit, as applicable: earnings, earnings per share, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), economic profit, cash flow, revenue, revenue growth, sales growth, net profit before tax, gross profit, operating income or profit, return on equity, return on assets, return on capital, changes in working capital, shareholder return, cost reduction, natural gas and oil reserve growth, financing of operations, customer satisfaction or growth, employee satisfaction, and proved natural gas and oil reserve growth. The performance measures are subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the award agreement and permitted by Section 162(m) of the Code, are subject to adjustment for specified significant extraordinary items or events.
Individual Award Limits
Currently, no employee may receive awards under the Plan in any calendar year with respect to more than 200,000 Shares. This annual limit on awards to any employee in any calendar year will be increased to 1,000,000 Shares if the proposed Second Amendment is approved by our stockholders.

Transferability
In general, an award is not transferable other than by will or the laws of descent and distribution; provided, however, with the consent of the Compensation Committee, an award (other than an ISO) may be transferred to family members, family trusts and family partnerships.
Miscellaneous
Our Board may amend the 2006 Plan at any time; provided, however, shareholder approval is required for any material amendment to the 2006 Plan to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rules concerning stockholder approvals.
Unless otherwise provided for in an applicable award agreement or employment agreement, upon a change of control (as defined in the 2006 Plan), outstanding awards will automatically become fully vested and payable under the 2006 Plan if not assumed or replaced by the successor company.
U.S. Federal Income Tax Aspects of the 2006 Plan
The following is a brief summary of certain of the U.S. federal income tax consequences under the 2006 Plan and this summary is not intended to be exhaustive. Participants should consult with their own tax advisor concerning the specific tax consequences of participating in the 2006 Plan.
As a general rule, no federal income tax is imposed on a participant upon the grant of an award under the 2006 Plan, other than bonus stock payments that are not subject to forfeiture restrictions (“Restricted Stock”), and the Company is not entitled to a tax deduction by reason of such grant, other than for bonus stock payments that are not Restricted Stock. When an award is paid on exercise or becomes vested and paid, the holder will realize compensation taxable as ordinary income in an amount equal to the cash and/or the fair market value of the Shares received at that time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding tax deduction. Upon the exercise of a non-statutory stock option or SAR, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price paid for such Shares, and the Company may claim a tax deduction for compensation paid at the same time and in the same amount as compensation is recognized by the holder, provided applicable federal income tax reporting requirements are satisfied.
Generally, taxes are not due when a bonus stock award that is subject to vesting restrictions is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when a restriction first lapses. However, within 30 days after a participant receives an award of Restricted Stock, a participant may elect, pursuant to Section 83(b) of the Code, to recognize taxable ordinary income in an amount equal to the fair market value of the stock at the time of receipt of that award. Provided that the election is made in a timely manner, the participant will not recognize any additional income when the restrictions on the Restricted Stock lapse.
Stock options that are ISOs are subject to special federal income tax treatment. In general, no federal income tax is imposed on the exercise of an ISO, although the exercise may trigger alternative minimum tax liability to the optionee, and the Company is not entitled to any deduction for federal income tax purposes in connection with the grant or exercise of an ISO. However, if the optionee disposes of the shares acquired upon the exercise of an ISO before satisfying certain holding period requirements, the optionee will be treated, in general, as having received, at the time of disposition, compensation taxable as ordinary income and, in such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as the compensation treated as being received by the optionee.
Section 162(m)
In general, Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its three other highest-paid officers (other than its chief financial officer) unless the compensation qualifies under Section 162(m) of the Code as “performance-based.” The 2006 Plan has been designed to provide flexibility with respect to whether awards granted by the Compensation Committee will qualify as performance-based compensation under Section 162(m) of the Code, and, therefore, be exempt from the deduction limit.
Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a Restricted Stock award granted by the Compensation Committee is based solely upon vesting on the satisfaction of one or more of the performance criteria set forth in the 2009 Plan, then the compensation expense deduction relating to such award should not be limited by Section 162(m) of the Code. However, compensation expense deductions relating to Restricted Stock awards granted by the Compensation Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock becomes vested based upon any other criteria.
Parachute Payments
Upon a “change of control” of the Company, as defined in Section 280G of the Code, awards granted to certain individuals may be “excess parachute” payments and, in such event, the individual would be subject to an additional 20% excise tax with respect to the “excess parachute value” of the awards and the Company would not be entitled to a tax deduction for such parachute payment.
Application of Section 16 of the Securities Exchange Act of 1934
Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended. In particular, Shares received pursuant to certain awards may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of the exercise or vesting of the award. In such event, the amount of any ordinary income recognized are determined as of the end of such period.
Section 409A
Awards granted under the 2006 Plan are generally intended to be either exempt from Section 409A of the Code, concerning deferred compensation, or to comply with Section 409A. Failure to comply with Section 409A, if applicable, could subject a participant to an additional 20% tax.
Federal Tax Withholding
Any ordinary income realized by an employee upon the exercise or payment of an award (other than an ISO) under the 2006 Plan is subject to withholding of federal, state and local income taxes and to withholding of the participant's share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, the Company has the right to require that, as a condition to delivery of any certificate for Shares, the participant remit to the Company an amount sufficient to satisfy its tax withholding requirements. Alternatively, the Company may withhold a portion of the Shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of its withholding tax obligations.
Inapplicability of ERISA
Based upon current law and published interpretations, the Company does not believe that the 2006 Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
New Plan Benefits and Previous Awards
The awards, if any, that will be made to eligible persons under the 2006 Plan are subject to the discretion of the Compensation Committee, and, therefore, the Company cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to our executive officers, employees and directors under the 2006 Plan. Therefore, a New Plan Benefits Table is not provided.
The Company made Awards under the 2006 Plan in 2011 to the Company's Named Executive Officers, outside directors and to other eligible employees. The 2011 grants to the Named Executive Officers are reflected in the “Grants of Plan-Based Awards for Year Ended December 31, 2011” table on page 17 of this Proxy Statement. The 2011 grants to outside directors are reflected in the “Director Compensation Table” on page 25 of this Proxy Statement.
The following table sets forth, for the Named Executive Officers and certain other groups, all shares underlying outstanding Stock Options and shares of restricted stock awarded before December 31, 2011 under the 2006 Plan.

Name and Principal Position	Number of Shares Issued or Underlying Stock Options Issued	Dollar Value ($) (1)	Number of Shares Issued or Underlying Restricted Shares	Dollar Value ($) (1)

J. Russell Porter	260,000	$780,000	289,649	$868,947
President and Chief Executive Officer
Michael A. Gerlich	150,000	450,000	173,696	521,088
Vice President, Chief Financial Officer and Corporate Secretary

All current executive officers as a group	410,000	1,230,000	463,345	1,390,035
All current directors who are not executive officers as a group	210,000	630,000	138,277	414,831
All employees, including all current officers who are not executive officers, as a group	360,900	1,082,700	497,232	1,491,696

____________________

(1)	Estimated using the closing price of our Common Stock on March 28, 2012 of $3.00 per share.

The affirmative vote of a majority of the votes cast, in person or by proxy is required for approval of the Second Amendment.
The Board unanimously recommends that shareholders vote "FOR" Proposal No. 5 to approve the Second Amendment to the Company's 2006 Long-Term Stock Incentive Plan to increase (i) the number of shares available for issuance under the plan and (ii) the individual annual limit on awards, all as described above.

Proposal 5.	Advisory Vote on Executive Compensation.
 The Board recognizes that executive compensation is an important matter for our shareholders. As described in detail in the “Executive Compensation” section and elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executive officers based on our performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our shareholders. To do so, the Compensation Committee uses a combination of short and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles and shareholder interests and concerns.
As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our shareholders and that the total compensation package provided to the Named Executive Officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Proposal 2, we urge you to read the CD&A section of this Proxy Statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this Proxy Statement.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012 enables our shareholders the opportunity to express their views, on an advisory basis, on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. We welcome the opportunity to give our shareholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.
As an advisory vote, this Proposal 4 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
For the reasons set forth above, the following resolution will be submitted for shareholder approval at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers and the related compensation philosophy, policies and procedures disclosed in the Proxy Statement, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion, pursuant to the compensation disclosure rules of the SEC, is hereby approved.”
The Board recommends a vote “FOR” the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same last name and address will receive only one copy of the proxy materials unless we have received instructions from one or more of such shareholders that they would like to receive multiple copies. This procedure reduces duplicate mailings and saves significant printing costs and postage fees. Shareholders who receive a household mailing this year and who would like to receive additional copies of the proxy materials (including with respect to those materials that may be delivered to shareholders in connection with future annual or special meetings of shareholders) should contact us by written notification to our corporate offices at 1331 Lamar Street, Suite 650, Houston, Texas 77010 or by telephone at (713) 739-1800, and upon receipt of such request, we will promptly provide separate copies of the proxy materials. Shareholders who currently receive multiple copies of the proxy materials at their shared address and would like to request “householding” of their communications should notify us of the same at the contact information set out above.

SHAREHOLDER PROPOSALS AND NOMINATIONS
Pursuant to the various rules promulgated by the SEC, any shareholder who wishes to submit a proposal for inclusion in the proxy materials for our annual meetings must comply with the requirements of Rule 14a-8 under the Exchange Act. Under Rule 14a-8, such proposal must be submitted to our Secretary at the address indicated on the cover page of this Proxy Statement, so that the Secretary receives it not less than 120 calendar days before the date of the company’s proxy statement released to shareholders in connection with the previous year’s annual meeting. However, if the date of the 2013 annual meeting of shareholders is changed by more than 30 days from May 31, 2013, the deadline is a reasonable time prior to our printing of the proxy materials, which deadline will be communicated to the shareholders in our public filings.
Under Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a shareholder at the 2013 Annual General and Special Meeting of Shareholders that the shareholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 8, 2013, and the shareholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 8, 2013, and the matter nonetheless is permitted to be presented at the 2013 Annual General and Special Meeting of Shareholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

ADDITIONAL INFORMATION
Additional information relating to us is filed with the SEC at www.sec.gov and is available on SEDAR at www.sedar.com. Shareholders may contact us at 1331 Lamar Street, Suite 650, Houston, Texas 77010 to request at no charge copies of our 2011 Form 10-K, which includes our financial statements for the year ended December 31, 2011.
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Appendix A
GASTAR EXPLORATION LTD.
2006 LONG-TERM STOCK INCENTIVE PLAN

1. PURPOSES. The purposes of the Plan are (i) to attract and retain for the Company and its Affiliates the best available personnel, (ii) to provide additional incentive to Employees and Directors and to increase their interest in the Company's welfare, and (iii) to promote the success of the business of the Company and its Affiliates.
2. DEFINITIONS. As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:
(a) “Affiliate” means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any “parent corporation” of the Company, as defined in Section 424(e) of the Code or (B) any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted; provided, however, that in each case the Affiliate must be consolidated in the Company's financial statements.
(b) “Award” means any right granted under the Plan, whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish.
(c) “Award Agreement” means a written agreement with a Grantee with respect to any Award, including any amendments thereto.
(d) “Board” means the Board of Directors of the Company.
(e) “Bonus Stock Agreement” means a written agreement with a Grantee with respect to a Bonus Stock Award, including any amendments thereto.
(f) “Bonus Stock Award” means an Award granted under Section 8 of the Plan.
(g) “Change in Control” of the Company means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding voting securities; or (v) the Company transfers all or substantially all of its assets to another corporation which is not controlled by the Company; provided, however, no Change in Control shall be deemed to occur under this Section 2(g) in connection with any transaction involving a direct or indirect wholly-owned subsidiary of the Company.
(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.
(i) “Committee” means the committee (or committees), as constituted from time to time, of the Board that is appointed by the Board to administer the Plan, or if no such committee is appointed (or no such committee shall be in existence at any relevant time), the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary and deemed desirable by the Board from time to time in each case to satisfy such requirements with respect to Awards granted under the Plan. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant

Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Awards or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may assume any or all of the powers and responsibilities prescribed for the Committee, and to the extent it does so, the term “Committee” as used herein shall also be applicable to the Board.
(j) “Common Stock” means the Common Stock, without par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value) in replacement or substitution thereof.
(k) “Company” means Gastar Exploration Ltd., a corporation governed by the laws of the Province of Alberta.
(l) “Continuous Service” means that the provision of services to the Company or an Affiliate in any capacity of Employee or Director is not interrupted or terminated. Except as otherwise provided in the Award Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of Employee or Director. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.
(m) “Covered Employee” means the chief executive officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to shareholders under Regulation S-K, as determined for purposes of Section 162(m) of the Code.
(n) “Director” means a member of the Board.
(o) “Disability” means the “disability” of a person (i) as defined in a then effective written employment agreement between a person and the Company or (ii) if such person is not covered by a written employment agreement with the Company, as defined in a then effective long-term disability plan maintained by the Company that covers such person, or (iii) if neither a written employment agreement nor a plan exists at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
(p) “Employee” means any person, including an Officer or Director, who is employed, within the meaning of Section 3401 of the Code, by the Company or an Affiliate. The provision of compensation by the Company or an Affiliate to a Director solely with respect to such individual rendering services in the capacity of a Director, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.
(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(r) “Fair Market Value” means, as of any date, the United States dollar value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established United States stock exchange or traded on the NASDAQ National Market or the NASDAQ Capital Market (formerly known as the NASDAQ SmallCap Market), the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or if the Common Stock is listed or traded on more than one such exchange or market, the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or if no such price or bid is reported on that day, on the last market trading day prior to the day of determination), as reported by the applicable exchange or market or such other source as the Committee deems reliable.
(ii) In the absence of any such established United States market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(s) “Grantee” means an Employee or Director to whom an Award has been granted under the Plan.
(t) “Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.
(u) “Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(v) “Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.
(w) “Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).
(x) “Option” means an Award in the form of a stock option granted pursuant to Section 7 of the Plan to purchase a specified number of shares of Common Stock, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.
(y) “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.
(z) “Optionee” means an individual to whom an Option has been granted under the Plan.

(aa) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(bb) “Performance Criteria” means (1) earnings; (2) earnings per share; (3) EBITDA (earnings before interest, taxes, depreciation and amortization); (4) EBIT (earnings before interest and taxes); (5) economic profit; (6) cash flow; (7) revenue; (8) revenue growth; (9) sales growth; (10) net profit before tax; (11) gross profit; (12) operating income or profit; (13) return on equity; (14) return on assets; (15) return on capital; (16) changes in working capital; (17) shareholder return; (18) cost reduction; (19) customer satisfaction or growth; or (20) employee satisfaction; and any other performance objective approved by the shareholders of the Company in accordance with Section 162(m) of the Code.
(cc) “Plan” means this Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan, as set forth herein and as it may be amended from time to time.
(dd) “Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Grantee in the public market.
(ee) “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.
(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.
(gg) “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.
(hh) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(ii) “Stock Appreciation Right” means an Award granted under Section 9 of the Plan.

(jj) “Stock Appreciation Rights Agreement” means a written agreement with a Grantee with respect to an Award of Stock Appreciation Rights, including any amendments thereto.
(kk) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3. TYPES OF INCENTIVE AWARDS AVAILABLE UNDER THE PLAN. Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Bonus Stock Awards, (d) Stock Appreciation Rights, and (e) any other type of Award established by the Committee which is consistent with the Plan's purposes, as designated at the time of grant.
4. SHARES SUBJECT TO PLAN. Subject to adjustment pursuant to Section 11(a) hereof, the total amount of Common Stock with respect to which Awards may be granted under the Plan shall not exceed Five Million (5,000,000) shares. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available for Awards under the Plan. Nothing in this Section 4 shall impair the right of the Company to reduce the number of outstanding shares of Common Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Common Stock shall (a) impair the validity of any outstanding Award, whether or not that Award is fully vested or exercisable, or (b) impair the status of any shares of Common Stock previously issued pursuant to an Award as duly authorized, validly issued, fully paid, and nonassessable. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Committee may determine from time to time in its sole discretion.
5. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Officers and Directors. Incentive Stock Options may be granted only to Employees (including Officers and Directors who are also Employees), as limited by clause (iii) of Section 2(a). The Committee in its sole discretion shall select the recipients of Awards. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Officer or Director shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.
6. LIMITATION ON INDIVIDUAL AWARDS. Any and all shares available for Awards under the Plan may be awarded by way of Options, Bonus Stock Awards or Stock Appreciation Rights (regardless of the form of payment) to any one person. Subject to the provisions of Section 11(a), the maximum number of shares of Common Stock that may be subject to Options, Bonus Stock Awards and Stock Appreciation Rights granted to any one Covered Employee under the Plan shall not exceed One Million Two Hundred Fifty Thousand (1,250,000) shares. The limitations set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan, where appropriate, to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Common Stock subject to Options or other Awards that are canceled or repriced.
7. OPTIONS.
(a) Grant of Options. An Option is a right to purchase shares of Common Stock during the option period for a specified exercise price. The Committee shall determine (i) whether each Option shall be granted as an Incentive Stock Option or as a Non-Qualified Stock Option, and (ii) the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option (which may never be less than Fair Market Value of the Common Stock on the date of the grant of the Award), the period during which the Option may be exercised, forfeiture provisions, methods of payment, and all other terms and conditions of the Option.
(b) Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 7(b), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.
(c) Acquisitions and Other Transactions. Notwithstanding the provisions of Section 10(g), in the case of an Option issued or assumed pursuant to Section 10(g), the exercise price and number of shares for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of the Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for, outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction.
(d) Payment or Exercise. Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee and in one or more of the following methods stated in the Option Agreement (at the date of grant with respect to any Option granted as an Incentive Stock Option) and where permitted by law: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; or (iii) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company). No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.
8. BONUS STOCK AWARDS.
(a) Bonus Stock Awards. A Bonus Stock Award is a grant of shares of Common Stock for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.
(b) Forfeiture Restrictions. Shares of Common Stock that are the subject of a Bonus Stock Award may be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee; provided, however, that (i) for a Bonus Stock Award subject to Forfeiture Restrictions based on the passage of time, the Forfeiture Restrictions shall lapse ratably over a minimum period of three (3) years, and (ii) for a Bonus Stock Award subject to Forfeiture Restrictions based on Performance Criteria or any other event, the Forfeiture Restrictions shall not lapse prior to one year after grant of the Bonus Stock Award. The Forfeiture Restrictions, if any, applicable to a particular Bonus Stock Award (which may differ from any other such Bonus Stock Award) shall be stated in the Bonus Stock Agreement.
(c) Rights as Shareholder. Shares of Common Stock awarded pursuant to a Bonus Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Bonus Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Bonus Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other shareholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in this Plan, or in the Bonus Stock Agreement, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock except as the Forfeiture Restrictions expire, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the Forfeiture Restrictions expire, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions expire.
(d) Stock Certificate Delivery. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired. The Grantee, by his acceptance of the Bonus Stock Award, irrevocably grants to the Company a power of attorney to transfer any shares so forfeited to the Company, agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and agrees that such provisions regarding transfers of forfeited shares shall be specifically performable by the Company in a court of equity or law.
(e) Payment for Bonus Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Bonus Stock Award. In the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Bonus Stock Award, except to the extent otherwise required by law.
(f) Forfeiture of Bonus Stock. Unless otherwise provided in a Bonus Stock Agreement, on termination of the Grantee's Continuous Service prior to lapse of the Forfeiture Restrictions, the shares of Common Stock which are still subject to the Forfeiture Restrictions under Bonus Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Bonus Stock Award shall cease and terminate, without any further obligation on the part of the Company except to repay any purchase price per share paid by the Grantee for the shares forfeited.
(g) Waiver of Forfeiture Restrictions; Committee's Discretion. With respect to a Bonus Stock Award that has been granted to a Covered Employee where such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code, the Committee may not waive the Forfeiture Restrictions applicable to such Bonus Stock Award.

9. STOCK APPRECIATION RIGHTS.
(a) Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon exercise of the right, shares of Common Stock or their cash equivalent in an amount equal to the increase in Fair Market Value, if any, of the Common Stock between the grant and exercise dates.
(b) Tandem Rights. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement. With respect to Stock Appreciation Rights that are subject to Section 16 of the Exchange Act, the Committee shall retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof), or (ii) to approve an election by a Grantee to receive cash in full or partial settlement of Stock Appreciation Rights.
(c) Limitations on Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.
10. GENERAL PROVISIONS REGARDING AWARDS.
(a) Form of Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award Agreement in such form (which need not be the same for each Grantee) as the Committee from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.
(b) Awards Criteria. In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Grantee as it deems appropriate. The terms of an Award Agreement may provide that the amount payable as an Award may be adjusted for dividends or dividend equivalent.
(c) Date of Grant. The date of grant of an Award will be the date specified by the Committee as the effective date of the grant of an Award or, if the Committee does not so specify, will be the date on which the Committee makes the determination to grant such Award. The Award Agreement evidencing the Award will be delivered to the Grantee with a copy of the Plan and other relevant Award documents within a reasonable time after the date of grant.

(d) Stock Price. The exercise price or other measurement of stock value relative to any Award shall be the price determined by the Committee (which shall be not less than either the Fair Market Value or the par value of the shares of Common Stock on the date of grant of the Award). The exercise price of any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option; provided, however, the exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option.
(e) Period of Award. Awards shall be exercisable or payable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in an Award Agreement, Awards other than Bonus Stock Awards shall terminate on (and no longer be exercisable or payable after) the earlier of: (i) ten (10) years from the date of grant of the Award; (ii) for an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the date of grant of the Option; (iii) three (3) months after the Grantee is no longer serving in any capacity as an Employee or Director of the Company for a reason other than the death or Disability of the Grantee; (iv) one (1) year after death of the Grantee; or (v) one (1) year after Disability of the Grantee.
(f) Transferability of Awards. Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Grantee only by the Grantee; provided, that the Grantee may designate persons who or which may exercise or receive his Awards following his death. Notwithstanding the preceding sentence, Awards other than Incentive Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may approve prior to any such transfer. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Award would not be eligible to be registered on Form S-8 promulgated under the Securities Act.
(g) Acquisitions and Other Transactions. The Committee may, from time to time, approve the assumption of outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the awards assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant.
(h) Payment. Payment of an Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock for the payment or exercise date. The Committee may permit or require the deferral of payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, dividend equivalents or other forms of investment return.
(i) Notice. If an Award involves an exercise, it may be exercised only by delivery to the Company of a written exercise agreement approved by the Committee (which need not be the same for each Grantee), stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares upon exercise of the Award, together with payment in full of any exercise price for any shares of Common Stock being purchased. Such exercise agreement may be part of a Grantee's Award Agreement.
(j) Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to the grant, exercise or payment of any Award under the Plan, including procedures for a Grantee to have shares of Common Stock withheld from the total number of shares of Common Stock to be issued or purchased upon grant or exercise of an Award. Prior to issuance of any shares of Common Stock, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon grant, exercise or payment of an Award, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax withholding obligations.
(k) Exercise of Award Following Termination of Continuous Service.
(i) An Award may not be exercised after the expiration date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.
(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Option designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of an Optionee's Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.
(iv) The Committee shall have discretion to determine whether the Continuous Service of a Grantee has terminated and the effective date on which such Continuous Service terminates and whether the Grantee's Continuous Service terminated as a result of the Disability of the Grantee.
(l) Limitations on Exercise.
(i) The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Award that may be purchased on any exercise of an Award; provided, that such minimum number will not prevent a Grantee from exercising the full number of shares of Common Stock as to which the Award is then exercisable.
(ii) The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Award or otherwise make payments hereunder shall be subject to the condition that such exercise and the issuance and delivery of such shares and other actions pursuant thereto comply with the Securities Act, all applicable state securities and other laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.
(iii) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.
(m) Privileges of Stock Ownership. Except as provided in the Plan with respect to Bonus Stock Awards, no Grantee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Award until such Award is properly exercised and the purchased or awarded shares are issued and delivered to the Grantee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.
(n) Breach; Additional Terms. A breach of the terms and conditions of this Plan or established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Award, including provisions pertaining to the termination of the Grantee's employment (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions or other vesting provisions. Such additional terms, conditions or restrictions shall also be set forth in an Award Agreement made in connection with the Award.
(o) Performance-Based Compensation. The Committee may designate any Award as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Any Awards designated as “qualified performance-based compensation” shall be conditioned on the achievement of any one or more Performance Criteria, and the measurement may be stated in absolute terms or relative to individual performances, comparable companies, peer or industry groups or other standard indexes, and in terms of Company-wide objectives or in terms of absolute or comparative objectives that relate to the performance of divisions, affiliates, departments or functions within the Company or an Affiliate. Notwithstanding any other provision of the Plan, the Committee may grant an Award that is not contingent on performance goals or is contingent on performance goals other than the Performance Criteria, so long as the Committee has determined that such Award is not intended to satisfy the requirements for “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.
11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.
(a) Capital Adjustments. The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise, target or purchase price of each such outstanding Award, and any other terms of the Award that the Committee determines require adjustment and (ii) available for issuance under Sections 4 and 6 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise, target or purchase price may not be decreased to below either the Fair Market Value or the par value, if any, for the shares of Common Stock as adjusted pursuant to this Section 11(a). Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
(b) Dissolution or Liquidation. The Committee shall notify the Grantee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless specifically provided otherwise in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, to the extent that an Award has not been previously exercised, if applicable, such Award shall terminate immediately prior to consummation of such dissolution or liquidation.
(c) Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, the surviving entity or purchaser described in Section 2(g), the “Purchaser”, shall either assume the obligations of the Company under the outstanding Awards or convert the outstanding Awards into awards of at least equal value as to capital stock of the Purchaser. In the event such Purchaser refuses to assume or substitute Awards pursuant to a Change in Control, each Award which is at the time outstanding under the Plan shall (i) except as provided otherwise in an individual Award or Award Agreement, automatically become, subject to all other terms of the Award or Award Agreement, fully vested and exercisable or payable, as appropriate, and be released from any repurchase or forfeiture provisions, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Award, (ii) the Forfeiture Restrictions applicable to all outstanding Bonus Stock Awards shall lapse and shares of Common Stock subject to such Bonus Stock Awards shall be released from escrow, if applicable, and delivered to the Grantees of the Awards free of any Forfeiture Restriction, (iii) all other Awards shall become fully vested and payment thereof shall be accelerated using, if applicable, the then-current Fair Market Value to measure any payment that is based on the value of the Common Stock or using such higher amount as the Committee may determine to be more reflective of the actual value of such stock, and (iv) notwithstanding any contrary terms in the Award or Award Agreement, expire on a date at least twenty (20) days after the Committee gives written notice to Grantees specifying the terms and conditions of such termination.
To the extent that a Grantee exercises an Award before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that Award (subject to the Grantee's satisfaction of the requirements of Section 10(j)), and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control. Upon a Change in Control, when the outstanding Awards are not assumed by the Purchaser, the Plan shall terminate and any unexercised Awards outstanding under the Plan at that date shall terminate.
12. SHAREHOLDER APPROVAL. The Company shall obtain the approval of the Plan by the Company's shareholders to the extent required to satisfy Sections 162(m) or 422 of the Code or to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted.
13. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company and all persons having an interest in any Award or any shares of Common Stock purchased or other payments received pursuant to an Award. Notwithstanding the authority hereby delegated to the Committee to grant Awards to Employees and Directors under the Plan, the Board shall have full authority, subject to the express provisions of the Plan, to grant Awards to Employees and Directors under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provision of Awards granted to Employees and Directors under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
14. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee or Director any right to be granted an Award or any other rights except as may be evidenced by the Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ranking prior to or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award Agreement or in other related documents shall confer upon any Employee or Director any right with respect to such person's Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person's Continuous Service at any time, with or without cause.
15. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
16. AMENDMENT OR TERMINATION OF PLAN. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Award Agreement, exercise agreement, or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain shareholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall otherwise remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an Award Agreement) signed by the Grantee and the Company.
17. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective March 29, 2006, which is the date of adoption of the Plan by the Board. The Plan shall continue in effect for a term of ten (10) years from March 29, 2006 and terminate on March 29, 2016, unless sooner terminated by action of the Board.
18. SEVERABILITY AND REFORMATION. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.
19. GOVERNING LAW. The Plan and all issues or matters relating to the Plan shall be governed by, determined and enforced under, and construed and interpreted in accordance with the laws of the State of Texas.
20. INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.
21. SECTION 409A COMPLIANCE. Notwithstanding any other provision of the Plan to the contrary, it is not the intention of the Company that this Plan or any Award granted under the Plan result in unfavorable tax consequences to any Grantee under Section 409A of the Code. The Company intends that the Plan and any Award granted under the Plan shall at all times be exempt from or otherwise comply with the provisions of Code Section 409A. The provisions, terms and conditions of the Plan and any Award granted under the Plan may be amended at anytime, if necessary, in order to be exempt from or otherwise comply with the provisions of Code Section 409A; provided, however, that neither the Company nor a Grantee shall be required to assume an increased economic burden in connection with any such amendment.

FIRST AMENDMENT TO
GASTAR EXPLORATION LTD.
2006 LONG-TERM STOCK INCENTIVE PLAN
WHEREAS, Gastar Exploration Ltd., a corporation governed by the laws of the Province of Alberta (the “Company”), maintains the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan (the “Plan”);

WHEREAS, the Company also maintains the Stock Option Plan of Gastar Exploration Ltd. (the “Stock Option Plan”);
WHEREAS, the Plan provides for the issuance of up to 5,000,000 shares of common stock of the Company (“Common Stock”) pursuant to awards granted under the Plan;
WHEREAS, as of the date of this First Amendment, 3,460,577 shares of Common Stock remain available for issuance pursuant to awards under the Plan, including shares of Common Stock subject to awards outstanding under the Plan as of the effective date of this First Amendment;
WHEREAS, as of the date of this First Amendment, 16,553,050 shares of Common Stock remain available for issuance pursuant to awards under the Stock Option Plan, including shares of Common Stock subject to awards outstanding under the Stock Option Plan as of the effective date of this First Amendment;
WHEREAS, the Company desires to merge the Stock Option Plan with and into the Plan so that all outstanding equity awards and all future equity awards to be made to Employees and Directors will be under one plan, i.e., the Plan (the “Merger”);
WHEREAS, upon the completion of the Merger, the Stock Option Plan will cease to exist and all shares of Common Stock previously reserved and remaining for issuance under the Stock Option Plan, including any shares of Common Stock subject to stock option awards granted under the Stock Option Plan that remain outstanding on the effective date of this First Amendment, will be transferred to and reserved for issuance under the Plan;
WHEREAS, the Company desires to amend the definition of “Performance Criteria” in the Plan to include a criteria relating to the growth of proved natural gas and oil reserves of the Company;
WHEREAS, pursuant to Section 17 of the Stock Option Plan, the Company, by action of its board of directors or a committee thereof, has the right to amend and terminate the Stock Option Plan; and
WHEREAS, pursuant to Section 16 of the Plan, the Company, by action of its board of directors or a committee thereof, has the right to amend the Plan;
NOW, THEREFORE, effective as of April 1, 2009, the Stock Option Plan is hereby merged into the Plan, which shall be the surviving plan, and the Plan shall be amended as follows, provided that this First Amendment is approved by the shareholders of the Company at the Company's 2009 Annual Meeting of Shareholders:

1	The Stock Option Plan is hereby merged with and into the Plan.

2	Section 2(bb) of the Plan shall be deleted and the following shall be substituted therefore:
“(bb) 'Performance Criteria' means (1) earnings; (2) earnings per share; (3) EBITDA (earnings before interest, taxes, depreciation and amortization); (4) EBIT (earnings before interest and taxes); (5) economic profit; (6) cash flow; (7) revenue; (8) revenue growth; (9) sales growth; (10) net profit before tax; (11) gross profit; (12) operating income or profit; (13) return on equity; (14) return on assets; (15) return on capital; (16) changes in working capital; (17) shareholder return; (18) cost reduction; (19) customer satisfaction or growth; (20) employee satisfaction; or (21) proved natural gas and oil reserve growth; and any other performance objective approved by the shareholders of the Company in accordance with Section 162(m) of the Code.”

3	The first three sentences of Section 4 of the Plan shall be deleted and the following shall be substituted therefore:
“Subject to adjustment pursuant to Section 11(a) hereof, effective as of April 1, 2009, the total number of shares of Common Stock that may be issued pursuant to (i) future Awards granted under the Plan and (ii) Awards outstanding under the Plan on April 1, 2009, including awards granted under the Stock Option Plan of Gastar Exploration Ltd. and outstanding at the time of its merger into the Plan, shall not exceed 20,013,627 common shares. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, effective as of April 1, 2009, shares of Common Stock issued under the Plan and forfeited back to the Plan, shares withheld from (or “netted against”) an

Award for payment of the exercise price or purchase price of an Award, and shares withheld from (or “netted against”) an Award for payment of all applicable employer tax withholding obligations associated with an Award shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available for the grant of an Award under the Plan.”

4	The second sentence of Section 6 of the Plan shall be deleted and the following shall be substituted therefore:
“Subject to the provisions of Section 11(a), the maximum number of shares of Common Stock that may be subject to Options, Bonus Stock Awards, and Stock Appreciation Rights granted to any one individual during any calendar year may not exceed 1,000,000 shares of Common Stock.”

5	The following new Section 10(p) shall be added to the Plan:
“(p) Payment for Award. The exercise price or purchase price of an Award, if any, shall be paid in full in the manner prescribed by the Committee in each individual Award Agreement. Notwithstanding any provision of the Plan to the contrary, the Committee may provide in an Award Agreement that a Grantee may elect to have shares of Common Stock withheld from (or “netted against”) the total number of shares of Common Stock otherwise issuable to the Grantee pursuant to the Award in order to satisfy the payment of the exercise or purchase price and/or the employer tax withholding obligations with respect to such Award.”

6	Except as amended hereby, the Plan shall continue in full force and effect and the Plan and this First Amendment shall be read, taken, and construed as one and the same instrument.

SECOND AMENDMENT TO THE
GASTAR EXPLORATION LTD.
2006 LONG-TERM STOCK INCENTIVE PLAN

WHEREAS, Gastar Exploration Ltd. (the “Company”) maintains the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan (the “Plan”);
WHEREAS, the Company desires to amend the Plan to (i) increase the number of shares available for awards under the Plan, and (ii) increase the individual annual award limit for Covered Employees for purposes of Section 162(m) of the Internal Revenue Code;
WHEREAS, pursuant to Section 16 of the Plan, the Company, by action of its Board of Directors, has the right to amend the Plan;
NOW, THEREFORE, effective as of June 3, 2012, the Plan is hereby amended as provided below; provided, however, that if this Second Amendment is not approved by the shareholders of the Company at the Company's 2012 Annual Meeting of Shareholders, this Second Amendment shall not become effective:
1. Section 4 of the Plan is hereby deleted and the following substituted therefor:
“Subject to adjustment pursuant to Section 11(a) hereof, the total number of shares of Common Stock (“Shares”) that may be delivered pursuant to Awards granted under the Plan is increased by 5,000,000 Shares from 6,000,000 Shares (the 5,000,000 Shares originally authorized under the Plan and increased by the 25,000,000 Shares originally authorized under the Stock Option Plan of Gastar Exploration Ltd., which was merged into the Plan effective as of April 1, 2009, with such resulting 30,000,000 Shares then being adjusted to 6,000,000 to reflect the 1-for-5 reverse stock split effective August 3, 2009) to 11,000,000 Shares, with 100% of such Shares being available for incentive stock option grants under the Plan. If an Award is forfeited, lapses, expires, terminates or is canceled without the delivery of Shares or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination, cancellation, or settlement in cash, shall again be Shares that may be delivered with respect to Awards granted under the Plan. The grant of “restricted” Shares of Bonus Stock that are subsequently forfeited, Shares that are withheld (“netted”) from an Award by the Company for the payment of the exercise price of the Award and Shares netted from an Award to satisfy the Company's tax withholding obligations with respect to the Award shall not be considered to have been Shares “delivered” for this purpose and shall again be Shares that may be delivered with respect to Awards granted under the Plan.”
2. Section 6 of the Plan is hereby deleted and the following substituted therefor:
“The Shares available for Awards under the Plan may be delivered with respect to Options, Bonus Stock Awards and/or Stock Appreciation Rights granted under the Plan to any eligible individual(s); provided, however, that subject to Section 11(a), not more than 1.0 million Shares may be granted to any one Employee in any calendar year under all Awards granted to such Employee in that calendar year.”
Except as amended hereby, the Plan shall continue in full force and effect without change and the Plan and this Second Amendment shall be read, taken, and construed as one and the same instrument.

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS OF
GASTAR EXPLORATION LTD.
June 7, 2012
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
The Notice of Annual Meeting, Proxy Statement, the 2011 Annual Report on Form 10-K
and a Proxy Card are available at - www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=26191

Please sign, date and mail your proxy card in the
envelope provided as soon as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20633030400000000000 6	060712
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 1, 3, 4
AND 5 IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
Proposal 2: Elect six (6) members to the Board of Directors.				Proposal 1: Fix the number of Board of Directors at six (6) members.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O John H. Cassels O Randolph C. Coley O Robert D. Penner O J. Russell Porter O Floyd R. Price		Proposal 3: Ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O John M. Selser Sr.		Proposal 4: Approve the Second Amendment to the 2006 Long-Term Stock Incentive Plan.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			Proposal 5: Approve on a non-binding advisory basis the compensation of the Company's Named Executive Officers, as disclosed in the Proxy Statement.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxyholder will have authority to vote FOR Proposals 1, 3, 4 and 5 in accordance with the rules and regulations of the Securities and Exchange Commission and FOR all the nominees listed in Proposal 2.

At the said discretion of the said proxyholder, the proxyholder is authorized to vote upon such other business as may properly come before the meeting.

This Instrument of Proxy is solicited by and on behalf of the Board of Directors of the Company. Each shareholder has the right to appoint a proxyholder other than those designated above, who need not be a shareholder, to attend and act for him and on his behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the shareholder’s appointment should be legibly printed in the blank space provided. Such shareholder should notify the nominee of his appointment, obtain his consent to act as proxy and should instruct him on how the shareholder shares are to be voted.

This Instrument of Proxy must be dated and executed by the shareholder or dated and executed

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
by the shareholder’s attorney on behalf of the shareholders if such shareholder’s attorney is authorized in writing, to do so. If executed by the shareholder’s attorney, proof of written authorization must be attached to this Instrument of Proxy.

THE UNDERSIGNED HEREBY revokes any proxies previously given.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■

1.
This Instrument of Proxy will not be valid and will not be acted upon or voted unless it is completed as outlined herein and delivered to the Company, care of the offices of American Stock Transfer & Trust Company, Attention: Proxy Department, 6201 15th Avenue, Brooklyn, New York 11219, at least twenty-four (24) hours excluding Saturdays, Sundays and holidays, before the time set for the Meeting or any adjournment or postponement thereof.

2.	If the shareholder is an individual, this Instrument of Proxy must be executed by the shareholder or his attorney with written shareholder approval.

3.	If the shareholder is a corporation, this Instrument of Proxy must be executed under corporate seal or by a duly authorized officer or attorney of the corporation.

4.	Persons signing as executors, administrators, trustees, etc. should so indicate and give their full title as such.

☐	¢

GASTAR EXPLORATION LTD.
INSTRUMENT OF PROXY
FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF THE SHAREHOLDERS
TO BE HELD THURSDAY, JUNE 7, 2012
This proxy is solicited by the Board of Directors.
The undersigned shareholder of Gastar Exploration Ltd. (the “Company”), hereby appoints J. Russell Porter, President and Chief Executive Officer of the Company, or failing him, Michael A. Gerlich, Vice President and Chief Financial Officer of the Company, or instead of any of the foregoing,                                                     as proxyholder of the undersigned at the Annual General and Special Meeting of the Shareholders (the “Annual Meeting”), to be held on Thursday, June 7, 2012, and at any adjournments or postponements thereof, and at any ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Annual Meeting with authority to vote at the said proxyholders direction, except as otherwise specified below.
Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the shares represented by this instrument of proxy in the following manner:
(Continued and to be signed on the reverse side)

¢	14475	¢